UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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UnitedHealth Group Incorporated

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About UnitedHealth Group
At UnitedHealth Group, our mission is to help people live healthier lives and help make the health system work better for everyone.
We know health care is not working as well as it should. It is too complicated. It is too expensive. And it is unreachable for too many people. So, our talented team members are using our reach, expertise and ingenuity to modernize health care to find solutions for patients, providers, payers and health systems.
We are doctors, nurses, pharmacists, data scientists and so many more, working within two distinct and complementary businesses. Optum brings together clinical expertise, data and innovative products and services to provide comprehensive care, insights and pharmacy services to help individuals and their care teams achieve better health. UnitedHealthcare provides health coverage through individual, employer-sponsored and government programs to support people across all stages of life and improve access to affordable, high-quality care.
Every day, we are evolving our business by deepening our focus on preventive care and advancing our systems, culture and services to help keep people healthy. And we are innovating to make care easier to receive, navigate and afford.
Our goal, put simply, is health care that works better for individuals, families, communities and the country.
Our mission
Helping people live healthier lives and helping make the health system work better for everyone.
Our core values
Integrity We do the right thing and follow through on our commitments.	Inclusion We welcome, value, hear and respect all voices and diverse points of view.
Compassion We listen, advocate and act with urgency for each other and those we serve.	Relationships We work together to deepen connections and collaboration for better outcomes.
Innovation We invent a better future by learning from the past.	Performance We strive for high-quality results in everything we do.

Our Company
Financial Performance
Market Cap: $299B	Revenue: $447.6B	Net Earnings: $12.1B	Fully Diluted Earnings Per Share: $13.23
Earnings from Operations: $19.0B	Cash Flow from Operations: $19.7B	Return on Equity: 12.8%	Annual Cash Dividend: $8.84
Our agenda of reform
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Mission and Culture. We want every decision we make to be in service of helping people live healthier lives and helping make the health system work better for everyone.

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Intelligent Technologies. The deployment of intelligent technologies will dramatically reduce our operating cost structure, allowing us to offer more affordable health care to our customers and the people we serve.

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Modernize Health Care. Leading the modernization of how consumers, providers and health systems experience the U.S. health care system will be a core component of the unique value we offer.

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Market Leading Transparency. We will become even more publicly accountable for our performance and strive every day to improve it.

April 21, 2026
Letter from the Chair & CEO

Dear Fellow Shareholders,
As a health care company that serves millions of people, we embrace the responsibility of our work and we approach our role with humility, compassion and integrity. At a time of broad challenges facing the health care system, we recognize the approaches we take and decisions we make matter greatly to the people, care providers, benefit sponsors and communities we serve.
Our mission and the culture that supports it is dedicated to compassionate care at the individual level and to help make the system work much better at the broadest level, not only for the people and communities we serve directly but for all Americans.
We have been taking decisive steps to strengthen the enterprise and position it for long-term success in light of the extraordinary pressures facing government benefit programs and the societal imperative to preserve affordability, quality and access for the people we serve.
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We refocused the organization on U.S. health care, exiting non-U.S. businesses.

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We have refreshed nearly half of our top 100 leadership roles as we continue to evolve our enterprise to better meet the responsibilities our mission imposes.

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We have accelerated simplification and modernization, including substantial AI and cybersecurity investments.

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We have advanced a growing reform agenda across Optum and UnitedHealthcare in areas such as data and process interoperability, prior authorization, transparency, pharmacy practices and more.

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Our governance practices have continued to strengthen, with the creation of a Public Responsibility Committee of the Board, naming of a new Lead Independent Director and committee chairs, adding a new independent director and accelerating a board development process.

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We have redoubled community engagement and support, with greater resources at our Foundation and a significant commitment to specific initiatives to improve rural health, expand the health care workforce, strengthen maternal and children’s health and more.

We have made a critical evaluation of our products and services and the differentiated value they bring. We reviewed what is working, what needs more attention and what no longer makes sense and are taking appropriate remedial actions.
We examined every aspect of our business practices and management approaches and are focused on improving how people and care providers experience the health care system and our organization specifically. This involves streamlining processes, cutting administrative barriers, increasing predictability and using technology for faster, more efficient interactions. It requires supporting people more personally — helping them get the right care at the right time in ways and settings that are easier to understand and afford. And it requires greater emphasis on care coordination and prevention to help people stay healthy, not just treating them once they are sick.
These efforts and others are intended to improve the value we offer to all those we serve and drive sustainable growth for many years to come. Our people are rising to this challenge. There is much more to be done.
Priorities for 2026
Looking ahead, we are organizing our efforts around four initial themes for advancing our commitment to help reform, modernize and make health care more affordable.
First, we are focused on a resurgence of our mission and culture. We want every decision we make to be in service of helping people live healthier lives and helping make the health system work better for everyone. We are working to ensure our people feel a part of this societal imperative.
The second theme is an urgent, thoughtful application of intelligent technologies in a secure manner. These efforts hold the promise to help address longstanding needs in health care for simplicity, speed, informed outcomes, consumer empowerment and convenience. The deployment of intelligent technologies offers the potential to dramatically reduce our operating cost structures, allowing us to offer more affordable health care to our customers and the people we serve. Given how quickly the environment around AI is evolving, we believe both vision and discipline are critical to how these technologies can positively impact stakeholders. We expect to invest nearly $1.5 billion in these efforts in 2026 and at least that much in 2027. This work is making a difference within our organization today and will be foundational for future pursuits.
Third, we are increasing our efforts to modernize health care. Important elements of this agenda include reducing friction, elevating consumer experiences with consumer-centered product innovation and forging strong partnerships with key health systems. Leading the modernization of how consumers, clinicians and health systems experience the U.S. health care system will be a core component of the value we offer. And we are continuing to work to align key capabilities within UnitedHealthcare and Optum to better deliver our value-based care to those we serve.
Finally, we are taking steps to operate with market leading transparency. We have already published three independent reviews of critical business practices and we have already adopted all recommendations from those reviews. This year we have begun to publish results in additional key areas such as prior authorizations and claim approval rates, performance statistics, data and trends, rebate practices and prices for products and services, key business and core management practices and policies. And we will methodically expand and enrich this transparency as we become even more publicly accountable for our performance and strive every day to improve it.
We are beginning a new era for this enterprise, one in which the pursuit of our mission serves to improve the experience of all stakeholders in the health care system while we continue to focus on delivering sustainable growth, disciplined cost management and value for our shareholders.
On behalf of UnitedHealth Group’s management team, and our dedicated employees, we appreciate your continued support and are always grateful to hear your thoughts.
Sincerely,
Stephen Hemsley
Chair and Chief Executive Officer

Letter from the Lead Independent Director

Dear Fellow Shareholders,
On behalf of the Board of Directors, we thank you for your continued investment in UnitedHealth Group during this critical period in the Company’s history. Across the organization, we are focusing on what is working, what needs more attention and what no longer makes sense for us. We are driving greater operational disciplines in all our business practices, leveraging the use of technology and artificial intelligence broadly, and renewing our commitment to innovation, agility and accountability.
Executive Leadership Updates and Succession Planning
Following Stephen Hemsley’s appointment as Chief Executive Officer in May 2025, the Company departed from its long-standing practice of having separate individuals as CEO and Chair given the extraordinary circumstances. It is not our intention to continue this practice indefinitely, but we believe having a Chair who is embedded in the leadership of the Company is in the best interests of the Company and its shareholders at this time. The Board has worked closely with him to put the right management team in place to advance initiatives to modernize our cost structure and evolve our operating model to support efficiency and scalability. This includes the appointment of Wayne DeVeydt as Chief Financial Officer in September 2025.
Oversight of succession planning for all executive officers, including the Chief Executive Officer, continues to be a focus for the Board with assistance from outside consultants as needed. Regularly throughout the year, the Board reviews and discusses the performance, development, and succession plans for the Company’s senior executives, with an emphasis on both long-term succession planning and contingency planning for unexpected events.
As part of this initiative, management regularly reviews the top 750 leaders in the Company with the Board and has succession plans in place for over 90% of this leadership group. The Board also engages with these executives as part of Board business, functional reviews, individual meetings and through facilitation of select talent review topics at quarterly Compensation and Human Resources Committee meetings, advancing our directors’ familiarity with the business results and leadership potential of individual management team members.
Board Updates
As part of the Board leadership review and refreshment, in August 2025, the independent directors elected me as Lead Independent Director, succeeding Michele Hooper, who had served in the role since October 2021. The Board also refreshed the leadership and composition of our Audit and Finance, Compensation and Human Resources and Governance Committees to ensure an appropriate balance of fresh, outside perspectives with institutional knowledge and understanding.
The Board also established a new Public Responsibility Committee to reinforce our focus on mission, stakeholder trust and public responsibility. The Public Responsibility Committee is responsible for monitoring and overseeing risk consistent with the Company’s role in improving the health and well-being of society. Its oversight includes a focus on ensuring that key decisions are evaluated not only through the lens of financial performance, but also through their impact on the people we serve, our public reputation and our commitment to act in ways that reflect our mission.
In November 2025, we elected Dr. Scott Gottlieb to the Board. Dr. Gottlieb, the 23rd Commissioner of the U.S. Food and Drug Administration, brings deep policy, clinical and regulatory expertise. His experience at the intersection of public policy, clinical practice and emerging technologies will provide critical strategic insight as the Company continues to advance its role in a more integrated and efficient health care system. His appointment marks the fourth new independent director added to the Board since 2021 and has resulted in an average independent director tenure of 5.6 years, a decline of 61% since 2021.
After many years of extraordinary and distinguished service to the Company and its shareholders, Michele Hooper is not standing for re-election this year. We are deeply grateful to Ms. Hooper for her leadership and benefited greatly from her insights, experience and guidance. The Board continues to assess its composition to ensure that it has the balance of skills and operating experience needed to oversee long-term strategy and provide effective oversight.
Shareholder Outreach and Board Responsiveness
Prior to and following the 2025 Annual Meeting, independent directors led an extensive effort to connect with our shareholders to understand their perspectives and gather their feedback. This feedback was shared with the full Board and has helped guide our discussions and decisions. In the following pages, we have outlined the feedback the Board received and the actions we have taken.
The Board values the perspective of our shareholders and is committed to robust, ongoing engagement. We remain grateful for your continued support as we focus on providing strong independent oversight of management’s execution of our strategy to create sustainable shareholder value.
Sincerely,
F. William McNabb III
Lead Independent Director

2026 Notice of Annual Meeting
Meeting Information
Date June 1, 2026 11:00 am Eastern Time	Record Date April 2, 2026	Location Our Annual Meeting can be accessed virtually at: http://www.virtualshareholdermeeting.com/UNH2026
Items of Business & Vote Recommendations
Proposal		Board Recommendation
1.	Elect the nine nominees to UnitedHealth Group’s Board of Directors as set forth on page 6 of the proxy statement.	FOR all Nominees
2.	Conduct an advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed on page 72 of the proxy statement (Say-on-Pay vote).	FOR Say-on-Pay
3.
Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2026 as set forth on page 76 of the proxy statement.
FOR Auditor Ratification
4.	Consider the shareholder proposal as set forth on page 77 of the proxy statement, if properly presented at the Annual Meeting.	AGAINST
We will also transact any other business that properly comes before the Annual Meeting or any adjournments or postponements of the meeting.
Voting Information	Access to the Annual Meeting

Only shareholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.
The 2026 Annual Meeting will be held in virtual format only. Shareholders will be able to participate in, vote and submit questions from their location.
Important:	Important:
We encourage you to submit your proxy prior to the meeting by internet, telephone, or mail. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures outlined in the section titled “Questions and Answers About the Annual Meeting and Voting” in the proxy statement.	If you plan to participate in the Annual Meeting, please see the “Questions and Answers About the Annual Meeting and Voting” section in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 1, 2026.
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at: https://www.unitedhealthgroup.com/investors/shareholder-materials.html

Proxy materials are first being mailed to our shareholders and made available at:
https://www.unitedhealthgroup.com/investors/shareholder-materials.html on or about April 21, 2026.
Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into the attached proxy statement.

Proxy Summary

Board Response to Shareholder Feedback
Following the 2025 Annual Meeting of Shareholders, we reached out to our largest shareholders to understand their perspectives and gather valuable feedback.
Shareholder Outreach Following the 2025 Annual Meeting
We contacted:	46 shareholders	60% of outstanding shares	including 12 who voted against 2025 Say-on-Pay
We had discussions with:	21 shareholders	51% of outstanding shares	including 12 who voted against 2025 Say-on-Pay
Our independent directors, led by the Chairs of both the Compensation and Human Resources Committee and Audit and Finance Committee, participated in 100% of these discussions.
The following summarizes feedback received, actions taken in response and how these actions protect shareholder value:
Shareholder Feedback	Actions Taken	Impact of Action
Executive Compensation
Strong preference for the use of annual stock awards rather than front-loaded awards going forward
Adopted a policy to not grant front-loaded awards in the future barring extraordinary circumstances, which we do not foresee at this time. We anticipate stock awards, which are part of our executives’ annual target compensation opportunity, will be granted on an annual basis as had been our long-standing practice such that award levels and vehicles can be assessed each year to take into account company and individual performance, organizational priorities, market practice, and shareholder priorities.
Directly responsive to feedback Enhances transparency to shareholders
Extend vesting and/or holding requirements for Mr. Hemsley’s stock option grant	In February 2026, added a two-year retention requirement to the stock option grant to Mr. Hemsley
Directly responsive to feedback

Net shares acquired cannot be sold before May 2030, i.e., five years after grant date

Increases long-term focus of the award

Strengthens alignment of interests

Mitigates compensation risk

Further align executives’ interests with those of long-term shareholders	Increased CEO stock ownership requirement from 8x to 10x base salary	Increases owner mentality Strengthens alignment of interests
Corporate Governance
Provide rationale for combining the roles of CEO and Chair	Disclosed rationale for departure from our long-standing practice of having separate individuals as CEO and Chair and clarified that it is not our intention to continue this practice indefinitely	Directly responsive to feedback Enhances transparency to shareholders Aligns with best interest of shareholders
Evaluate Board and Committee leadership roles	In August 2025, appointed F. William McNabb III as Lead Independent Director and refreshed key Board Committee Chairs and members	Refreshes independent Board leadership and Committee leadership providing fresh perspectives

2026 Proxy Statement 1

Shareholder Feedback	Actions Taken	Impact of Action
Enhance risk oversight of the Company’s business	In August 2025, established a new Public Responsibility Committee to monitor and oversee financial, regulatory, and reputational risks that may affect the Company’s operations and mission	Enhance Board oversight of pricing, operational, regulatory and reputational risks Strengthens our commitment to mission-driven culture of responsibility, integrity and performance
Executive Team Transition
Chief Executive Officer Transition — May 2025
On May 12, 2025, the Board of Directors appointed Stephen Hemsley as CEO following Andrew Witty’s decision to step down as CEO for personal reasons.
Chief Financial Officer Transition — September 2025
On September 2, 2025, Wayne DeVeydt joined the Company as Chief Financial Officer, succeeding John Rex who transitioned from his previous role as President and CFO to a Strategic Advisor role.
Other Named Executive Officer Transitions and Role Expansions
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In January 2025, Timothy Noel was promoted to CEO of UnitedHealthcare, succeeding Brian Thompson.

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In April 2025, Patrick Conway, M.D. was promoted to CEO of Optum, succeeding Heather Cianfrocco.

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Christopher Zaetta’s role was expanded to include responsibility for the Company’s global compliance team.

Summary of Compensation Decisions to Support Executive Team Transition
2025 CEO Compensation Arrangement
Base Salary	$1,000,000 per year
Annual Incentive	No annual cash incentive
Stock Incentives	2026	2027	2028	2029	2030
- Stock Options	$60,000,000 cliff-vesting on May 14, 2028			Additional two-year holding requirement; any net shares acquired may not be sold before May 14, 2030
- Annual Stock	No annual stock incentives for the duration of the stock option vesting period (first three years)
2025 CFO Compensation Arrangement
Base Salary	$1,000,000 per year
Annual Incentive	Target incentive of 2x Base Salary
Stock Incentives	In aggregate: $8,000,000 ($5,000,000 inducement + $3,000,000 pro-rated annual stock award)
- Stock Options	$3,250,000 four-year ratable vesting
- Performance Shares	$1,500,000 three-year cliff vesting covering the 2026-2028 performance period
- Restricted Stock Units	$3,250,000 four-year ratable vesting
One-Time Cash Award	$1,200,000 to replace compensation forfeited upon joining the Company

2026 Proxy Statement 2

Other NEO Compensation Arrangement
For details of the compensation arrangements to other Named Executive Officers (NEOs), please see sections titled, “Other Named Executive Officer Transitions and Role Expansions” and “December 2025 Performance Improvement Awards.”
Our Executive Compensation Philosophy
Our compensation program principles are based on our executive compensation philosophy and objectives:
Compensation Philosophy, Principles and Objectives
Pay for performance: Align the economic interests of our executives with those of our shareholders through achievement of enterprise-wide goals, sustained performance and positive shareholder returns.
Enhance the long-term value of the business with executive pay weighted toward long-term compensation to promote long-term shareholder value creation and minimize excessive risk-taking.
Reward performance that advances the Company’s mission, supports the Company’s values and emphasizes collaboration among executive officers while also recognizing individual performance.
Attract and retain highly qualified executives through competitive pay and standard employee benefits with limited executive only benefits or perquisites.
Our Executive Compensation Plan Design is Aligned with our Compensation Program Principles
Plan Design	Pay for Performance	Enhance long-term value	Sustained performance	Competitive Pay
More than 90% of executive compensation is delivered in the form of annual and long-term incentives
At least 75% of the long-term incentives are in the form of performance-based stock (inclusive of awards delivered in stock options and performance shares)
Performance-based incentives use a balanced set of performance measures, with different metrics used for annual and long-term incentives
Double-trigger accelerated vesting of stock compensation awards
Policy to not provide cash severance exceeding 2.99x the sum of base salary and bonus to executives
All long-term incentive awards are denominated and settled in stock

Adopted clawback policies for (i) recoupment of incentive compensation in accordance with SEC and NYSE rules, and (ii) recoupment of cash or stock compensation in the event of fraud or misconduct causing material restatement, material detrimental conduct or violation of non-compete, non-solicit or confidentiality provisions

Insider trading policy prohibits hedging and pledging of shares by directors and executives
Stock retention policy generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award

2026 Proxy Statement 3

Alignment of Pay-for-Performance Philosophy and 2025 Incentive Compensation Outcomes
Aligning the economic interests of our executives with those of our shareholders through the Company’s pay-for performance philosophy is a fundamental tenet of the Company’s incentive compensation plan design principles.
In support of the Company’s pay-for-performance philosophy and with respect to 2025 incentive compensation, the Committee took the following actions:

2025 annual incentive plan Below target payout (payouts ranging from 0 — 88% of target)	2023-2025 performance shares 0% payout (threshold performance not met)
Our Qualified and Refreshed Board
Director Independence 89% Percentage of directors who are independent	Board Refreshment 44% Percentage of Board appointed since 2021 4 independent directors	Independent Director Tenure Decline 61% From 14.3 years in 2021 To 5.6 years in 2026
Board Qualifications

2026 Proxy Statement 4

Board Refreshment Has Enhanced Skills and Expertise
Health Care Industry	Large Complex Organizations	Technology / Business Processes
2	4	4
Number of new independent directors with this expertise	Number of new independent directors with this expertise	Number of new independent directors with this expertise
Government & Regulatory	Capital Markets	Finance
2	3	4
Number of new independent directors with this expertise	Number of new independent directors with this expertise	Number of new independent directors with this expertise
Corporate Governance Highlights
Governance Principle	Governance Practice
Accountability to Shareholders	Single class of stock with one vote per share
Annual elections for all directors
Majority voting standard for uncontested elections of directors
Shareholders can call special meetings and act by written consent
Proxy access for shareholders
No supermajority vote requirements
No shareholder rights plan (“poison pill”)
Independent Oversight	All directors except the CEO are independent
Lead Independent Director with clearly defined and robust duties and responsibilities
Executive sessions at all quarterly Board and Committee meetings
All standing Board Committees comprised solely of independent directors
Effective Board Practices & Policies	Rigorous annual review of desired skills and attributes of directors/nominees
Annual written Board and Committee evaluations supplemented by interviews by an independent consultant every third year
Director orientation and continuing education
Limits on board member service on other public company boards
Risk Mitigation & Alignment of Interests	Robust share ownership guidelines for directors and executives
Clawback policy enables recoupment of cash and stock-based incentives
Comprehensive Code of Business Conduct and Principles of Governance
Requirement to disclose any potential conflict of interest related to health care transactions or activities, including the acquisition of a material financial interest in the health care industry
Related-Person Transactions Approval Policy and Insider Trading Policy

2026 Proxy Statement 5

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Board of Directors

PROPOSAL 1: Election of Directors
Our Board of Directors has nominated nine people for election at the 2026 Annual Meeting to serve as directors until the next annual meeting and the election of their successors. All nominees are currently directors and have agreed to be named in this proxy statement and serve if elected. After many years of exceptional service to the Board, Michele Hooper is not standing for election this year.
In accordance with our Principles of Governance, each nominee has also tendered an irrevocable offer to resign as a director, which would become effective if the director fails to receive a majority vote for election at the Annual Meeting and if our Board accepts the director’s offer to resign. Please see the “Corporate Governance” section of this proxy statement for additional details on this policy. All nominees are expected to attend the 2026 Annual Meeting. All nine then-current directors attended the 2025 Annual Meeting. We ask for your vote for each nominee at our 2026 Annual Meeting.
2026 Director Nominees
The following is a brief biographical description of each director nominee. A “Skills Matrix” listing the areas of expertise held by each director and which, in part, led the Board to conclude each respective director should continue to serve as a member of the Board, is included on page 15.
The Board of Directors recommends you vote FOR the election of each nominee. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Director	Age	Background	Director Since
Charles Baker	69	President, National Collegiate Athletic Association	2023
Timothy Flynn	69	Former Chair, KPMG International	2017
Paul Garcia	73	Retired Chair and CEO, Global Payments, Inc.	2021
Kristen Gil	54	Former Vice President and Business Finance Officer, Alphabet, Inc.	2022
Scott Gottlieb, M.D.	53	Former Commissioner of the Food and Drug Administration	2025
Stephen Hemsley	73	Chair and CEO, UnitedHealth Group	2000
F. William McNabb III	68	Former Chairman and CEO, The Vanguard Group, Inc.	2018
Valerie Montgomery Rice, M.D.	64	President and CEO, Morehouse School of Medicine	2017
John Noseworthy, M.D.	74	Former CEO and President, Mayo Clinic	2019
2026 Proxy Statement 6

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Charles Baker
Director Since: 2023	Age: 69	Committees: Audit and Finance Governance (Chair) Public Responsibility	Other Public Directorships: None
Expertise Provided to the Board:
Charles Baker has extensive public sector and health care leadership experience stemming from serving as Governor of the Commonwealth of Massachusetts and CEO of Harvard Pilgrim Health Care. This experience, combined with a deep understanding of financial management and health policy, gives the Board a broad perspective that delivers effective oversight of our corporate strategy, health care policy and large-scale operations.

Career Highlights:
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2023 to Current: President of the National Collegiate Athletic Association

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2015 to 2023: Governor of the Commonwealth of Massachusetts

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2011 to 2014: Executive in Residence, General Catalyst Partners

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1999 to 2009: CEO of Harvard Pilgrim Health Care

Skills and Qualifications:

Capital Markets	Corporate Governance	Digital Communication	Finance

Government & Regulatory	Health Care Industry	Large Complex Organizations	Technology / Business Processes
2026 Proxy Statement 7

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Timothy Flynn
Director Since: 2017	Age: 69	Committees: Audit and Finance (Chair) Governance Public Responsibility	Other Public Directorships: Walmart Inc.
Expertise Provided to the Board:
Timothy Flynn has expertise in financial reporting, audit and enterprise risk management, as well as years of work with large, complex public companies. With a career spanning over four decades, including as Chairman of KPMG International and CEO of KPMG LLP, Mr. Flynn has proven experience navigating complex, multinational business environments and leading critical audit and advisory functions. This background, coupled with his directorship experience at major public companies including JP Morgan, enhances the Board’s oversight of financial strategy, enterprise risk and corporate governance.

Career Highlights:
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1979 to 2011: Served in numerous roles with increasing responsibility at KPMG, including:

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Chairman (KPMG International) from 2007 to 2011

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CEO (KPMG LLP) from 2005 to 2008

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Global Managing Partner, Audit, from 2001 to 2005

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Global Managing Partner, Human Resources, from 1998 to 2000

Skills and Qualifications:

Capital Markets	Corporate Governance	Direct Consumer Markets	Finance

Government & Regulatory	Large Complex Organizations	Technology / Business Processes
Paul Garcia
Director Since: 2021	Age: 73	Committees: Compensation and Human Resources (Chair) Public Responsibility	Other Public Directorships: Deluxe Corp. Repay Holdings Corp.
Expertise Provided to the Board:
Paul Garcia brings to the Board significant executive leadership and technological expertise, cultivated during his career in the electronic payment processing industry. As the former Chairman and Chief Executive Officer of Global Payments Inc. and former President and CEO of NaBanco, Mr. Garcia possesses significant experience at large, complex corporations with high transaction volumes. His executive acumen, enriched by his directorship at major financial and data-driven public companies, strengthens the Board’s oversight of technology strategy, operations and corporate governance.
Career Highlights: – 1999 to 2014: Chairman and CEO of Global Payments Inc. – 1982 to 1995: President & CEO of NaBanco
Skills and Qualifications:

Capital Markets	Corporate Governance	Direct Consumer Markets	Finance	Large Complex Organizations	Technology / Business Processes
2026 Proxy Statement 8

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Kristen Gil
Director Since: 2022	Age: 54	Committees: Audit and Finance	Other Public Directorships: None
Expertise Provided to the Board:
Kristen Gil has extensive strategic, operational and financial leadership experience developed during her tenure at Alphabet Inc. As the former Vice President and Business Finance Officer at Google, Ms. Gil directed financial strategy and business operations across critical innovation sectors, including Google’s Research and Health segment. Ms. Gil’s financial and strategic expertise in rapidly evolving sectors is further bolstered by her roles at Marketron International and McKinsey & Company and strengthens the Board’s oversight of finance and corporate strategy. Her directorship experience at Proofpoint, Inc. enhances the Board’s cybersecurity and public company expertise.

Career Highlights:
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2007 to 2024: Served in numerous roles with increasing responsibility at Alphabet, Inc., including:

◦
Vice President, Business Finance Officer from 2018 to 2023

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Roles within business operations, strategy and finance for Google Search, Maps, Research & AI and Sustainability

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2000 to 2007: General Manager at Marketron International

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1997 to 1999: Management Consultant at McKinsey & Company

Skills and Qualifications:

Digital Communication	Direct Consumer Markets	Finance	Large Complex Organizations	Technology / Business Processes
2026 Proxy Statement 9

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Scott Gottlieb, M.D.
Director Since: 2025	Age: 53	Committees: Health and Clinical Practice Policies Public Responsibility	Other Public Directorships: Pfizer, Inc. Tempus AI, Inc. Illumina, Inc.
Expertise Provided to the Board:
Dr. Scott Gottlieb has extensive clinical, regulatory and health care expertise, drawn from his distinguished career in public service and the private sector. As the 23rd Commissioner of the U.S. Food and Drug Administration, and current Senior Fellow at the American Enterprise Institute, Dr. Gottlieb possesses a unique understanding of national health care policy, patient care and complex regulatory environments. Dr. Gottlieb’s public service, coupled with venture capital experience at New Enterprise Associates, strengthens the Board’s oversight of health care innovation, corporate strategy and the complex regulatory environment.

Career Highlights:
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2019 to Current: Senior Fellow at the American Enterprise Institute

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2019 to Current: Special Partner at New Enterprise Associates

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2003 to 2019: Served in numerous roles with increasing responsibility at the U.S. Food & Drug Administration, including:

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2017 to 2019: Commissioner

◦
2005 to 2007: Deputy Commissioner for Medical and Scientific Affairs

◦
2004: Director of Medical Policy Development

◦
2003 to 2004: Senior Advisor to the Commissioner for Medical Technology

Skills and Qualifications:

Capital Markets	Clinical Practice	Corporate Governance	Digital Communication	Finance

Government & Regulatory	Health Care Industry	Large Complex Organizations	Technology / Business Processes
2026 Proxy Statement 10

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Stephen Hemsley
Director Since: 2000	Age: 73	Committees: None	Other Public Directorships: None
Expertise Provided to the Board:
Stephen Hemsley brings to the Board vast company and health care institutional knowledge, accomplishments and strategic vision, forged over his nearly three decades of leadership at UnitedHealth Group. Mr. Hemsley possesses an unparalleled understanding of our complex enterprise and its culture and the broader health care and social sectors. This, combined with his foundational financial expertise as a former Managing Partner and CFO at Arthur Andersen, ensures the Board benefits from highly informed oversight of corporate strategy and enterprise-wide execution.

Career Highlights:
–
1997 to Current: UnitedHealth Group Incorporated

◦
2025 to Current: Chair and CEO

◦
2019 to 2025: Non-Executive Chair

◦
2017 to 2019: Executive Chair

◦
2006 to 2017: CEO

◦
1999 to 2014: President

◦
1997 to 2006: COO

–
1974 to 1997: Managing Partner and CFO at Arthur Andersen

Skills and Qualifications:

Capital Markets	Corporate Governance	Finance	Government & Regulatory

Health Care Industry	Large Complex Organizations	Technology / Business Processes
2026 Proxy Statement 11

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
F. William McNabb III (Lead Independent Director)
Director Since: 2018	Age: 68	Committees: Compensation and Human Resources	Other Public Directorships: International Business Machines Corp.
Expertise Provided to the Board:
F. William McNabb III brings to the Board extensive global financial expertise, highlighted by his more than three-decade career, including as Chairman and CEO of The Vanguard Group, Inc. Having led one of the world’s largest investment management companies, Mr. McNabb possesses a unique, shareholder-centric understanding of financial markets, enterprise risk management and the operational dynamics of scaling a complex, global organization. This perspective significantly enhances the Board’s oversight of our financial reporting, capital allocation, corporate accountability and strategic risk.

Career Highlights:
–
1986 to 2018: Served in numerous roles with increasing responsibility at The Vanguard Group, including:

◦
2008 to 2017: CEO (Chairman from 2008 to 2018)

◦
1986 to 2008: Various roles including Principal, Managing Director and President

Skills and Qualifications:

Capital Markets	Corporate Governance	Digital Communication	Direct Consumer Markets

Finance	Government & Regulatory	Large Complex Organizations	Technology / Business Processes
Valerie Montgomery Rice, M.D.
Director Since: 2017	Age: 64	Committees: Compensation and Human Resources Health and Clinical Practice Policies (Chair)	Other Public Directorships: None
Expertise Provided to the Board:
Dr. Valerie Montgomery Rice has significant clinical, academic, management and public health leadership experience, including through her role as President and Chief Executive Officer of the Morehouse School of Medicine. As a renowned physician, medical researcher and institutional leader, Dr. Montgomery Rice’s provides a critical perspective on public health policy and clinical research. This expertise deepens the Board’s oversight of corporate strategy and operations, especially clinical operations, in the health care industry.

Career Highlights:
–
2011 to Current: Morehouse School of Medicine

◦
2021 to Current: President & CEO (President since 2014)

◦
2011 to 2021: Dean

–
2005 to 2011: Founding Director of the Center for Women’s Health Research at Meharry Medical College

–
2006 to 2009: Dean of the School of Medicine and SVP of Health Affairs at Meharry Medical College

Skills and Qualifications:

Clinical Practice	Government & Regulatory	Health Care Industry	Large Complex Organizations
2026 Proxy Statement 12

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
John Noseworthy, M.D.
Director Since: 2019	Age: 74	Committees: Compensation and Human Resources Health and Clinical Practice Policies	Other Public Directorships: None
Expertise Provided to the Board:
Dr. John Noseworthy provides the Board with significant clinical and executive leadership expertise, anchored by his tenure as President and CEO of Mayo Clinic, one of the world’s largest and most renowned academic health systems. Dr. Noseworthy possesses a rare understanding of patient care delivery, medical research and complex, large-scale provider operations. Dr. Noseworthy’s background as a physician and clinical researcher, combined with his global perspective as a Health Governor of the World Economic Forum, significantly enhances the Board’s oversight of corporate strategy and operations in the health care industry.

Career Highlights:
–
1990 to 2018: Mayo Clinic

◦
2009 to 2018: President & CEO

◦
2006 to 2009: Vice Chair of the Mayo Clinic Rochester Board

◦
1997 to 2006: Chair of the Department of Neurology

◦
1992 to 2018: Professor in the Department of Neurology at the College of Medicine & Science

Skills and Qualifications:

Clinical Practice	Corporate Governance	Digital Communication	Direct Consumer Markets

Government & Regulatory	Health Care Industry	Large Complex Organizations	Technology / Business Processes
Director Nomination Process
Criteria for Nomination to the Board
Our Board’s Governance Committee establishes the optimal skills and experiences the Board should have to align it with our Company’s long-term strategic plan and the best interests of our shareholders and stakeholders.
The Skills Matrix identifies the core skills and experiences every member of the Board should have and the collective expertise the Board believes is important for oversight of the Company. This core director criteria includes:
•
Independence under the Company’s Standards for Director Independence and New York Stock Exchange (NYSE) corporate governance rules (other than the CEO and, at times, Chair of the Board);

•
Service on no more than three other public company boards, with our Chief Executive Officer limited to no more than one other public company board;

•
High integrity and ethical standards;

•
Standing and reputation in the individual director’s field;

•
Ability to oversee risks within the individual director’s particular skill set;

•
Understanding of and experience with complex public companies or like organizations; and

•
Ability to work collegially and collaboratively with other directors and management.

Each of our director nominees satisfies all of these criteria.
All director nominees were elected by our shareholders at the 2025 Annual Meeting except for Scott Gottlieb, M.D., who was elected unanimously by the Board in November 2025 after the Governance Committee had considered a number
2026 Proxy Statement 13

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
of potential candidates. He was initially recommended as a potential director candidate by an independent search firm with recommendations from multiple independent consultants.
Search Process for New Directors
The Governance Committee screens and recommends candidates for nomination by the Board and maintains an active director candidate pipeline, which reflects our continuing commitment to diverse talents, backgrounds, experiences and perspectives among directors. The Governance Committee engages an independent search firm and independent consultants to build a robust director pipeline and evaluate the candidates. The Governance Committee will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Corporate Secretary.
Before any new independent director is appointed, the Governance Committee considers a wide slate of potential candidates. We also engage an independent search firm to identify and evaluate potential candidates. Each eventual nominee was selected due to his or her overall skills and experience.
Nominating Advisory Committee
The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Governance Committee with additional input from shareholders and others concerning the appropriate and desired characteristics of director candidates and the composition of the Board of Directors. The key features of the Skills Matrix are also discussed with members of our Nominating Advisory Committee, and their feedback is considered by the Governance Committee when it updates the Skills Matrix. The Governance Committee considers input provided by the Nominating Advisory Committee. The Nominating Advisory Committee is expected to include individuals who are or represent a shareholder of the Company who holds a significant number of shares or who are representatives of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. A description of the Nominating Advisory Committee, including a description of how the members of the Nominating Advisory Committee are nominated and selected, can be found on our website at https://www.unitedhealthgroup.com/investors/standards.html.
2026 Proxy Statement 14

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Optimal Mix of Skills and Expertise of Director Nominees
The Skills Matrix identifies the optimal skills and experience that the Board as a whole should have. The following table displays these skills and areas of expertise of each nominee. If an individual director is not listed as having a particular attribute, it does not signify an individual’s lack of ability to contribute in that specific area. Rather, it is intended to depict notable areas of capability.
	Baker	Flynn	Garcia	Gil	Gottlieb, M.D.	Hemsley	McNabb III	Montgomery Rice, M.D.	Noseworthy, M.D.

Capital Markets
Expertise in global financial markets and institutional investing ensures the Board can effectively oversee capital deployment, financing strategies and long-term shareholder value creation

Clinical Practice Direct experience in patient care and clinical leadership ensures our strategic decisions prioritize clinical quality standards, patient safety and health outcomes

Corporate Governance
Outside public board experience strengthens the collective understanding of governance principles, ensuring accountability, effective oversight and the protection of shareholder interests

Digital Communication Proficiency in enhanced digital communications supports our focus on simplifying patient outreach, improving access to information and educating consumers in the modern age

Direct Consumer Markets
Experience in consumer-focused markets provides essential guidance on anticipating customer needs, improving the patient and member experience and strengthening our competitive position

Finance Strong financial acumen enhances the Board’s ability to oversee the company’s financial health, capital allocation priorities and financial reporting standards

Government & Regulatory
A deep understanding of government operations and regulatory environments provides critical insight into navigating complex health care policies, Medicare/Medicaid programs and compliance

Health Care Industry Relevant industry experience enables the Board to effectively navigate industry dynamics, assess competitive threats and guide our long-term strategy in a rapidly evolving market

Large Complex Organizations
Senior leadership experience in large, complex corporations provides an essential perspective that helps to guide our corporate strategy, manage enterprise risk and drive operational effectiveness at scale

Technology / Business Processes
Expertise in complex systems and technology is crucial for overseeing our enterprise technology strategy, mitigating cybersecurity risks and optimizing operational efficiency

2026 Proxy Statement 15

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Board Composition
UnitedHealth Group seeks diverse talents, backgrounds, experiences and perspectives for its Board. These considerations are factors in the director nomination process and are assessed annually. Our Governance Committee also strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable familiarity with the successes and challenges the enterprise has faced over the years, while newer directors contribute fresh perspectives. The Governance Committee maintains an active recruiting pipeline of potential director candidates based upon skills, experience and background.
For this year’s election, the Board has nominated nine individuals. All are incumbent directors who collectively bring tremendous expertise to the Board in their professional experience, perspectives, skills and background. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of industries, including health care and clinical practice, insurance, consumer products, technology, capital markets and financial services and roles in academia, corporate governance and government.
Director Independence 89% Percentage of directors who are independent	Board Refreshment 44% Percentage of Board appointed since 2021 4 independent directors	Independent Director Tenure Decline 61% From 14.3 years in 2021 To 5.6 years in 2026
Skills added to the Board over the last five years:
Health Care Industry 2 Number of new independent directors with this expertise	Large Complex Organizations 4 Number of new independent directors with this expertise	Technology / Business Processes 4 Number of new independent directors with this expertise
Government & Regulatory 2 Number of new independent directors with this expertise	Capital Markets 3 Number of new independent directors with this expertise	Finance 4 Number of new independent directors with this expertise
Independent Director Refreshment Timeline (2021 to date)
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Board Leadership Structure
Our Board has a long-standing history of policies and practices designed to foster independence in its leadership structure. While our Board maintained separate individuals as CEO and Chair for nearly 20 years, given the extraordinary circumstances the Company faced last year, our Board determined that we and our shareholders were best served by appointing Stephen Hemsley as CEO and Chair, in combination with a strong Lead Independent Director.
The Board regularly evaluates its leadership structure to ensure that it continues to best serve the needs of the Company and its shareholders. Our Board believes it serves the Company and shareholders best if it is able to define the Board’s optimal leadership structure both for a given moment in time and to ensure the continuity of independent Board leadership.
Our Bylaws require that should the Chair not be an independent director, the independent directors of the Board shall by majority vote appoint a Lead Independent Director. Our Principles of Governance empower the Lead Independent Director role with specific duties and responsibilities to ensure that the role serves as a robust counterbalance to a non-independent Chair of the Board. The Board believes that these provisions and flexibility are vital as they allow the Board to balance changed circumstances with the long-term needs of our business and interests of our shareholders.
In August 2025, as part of its annual review and leadership succession plan, the independent directors of the Board elected F. William McNabb III to serve as Lead Independent Director replacing Michele Hooper who had served in that role since October 2021. The Board believes that his extensive board experience and expertise in corporate governance qualifies him to lead the Board’s independent oversight of management.
Our Lead Independent Director’s duties and independent authority are outlined in our Principles of Governance and below.
Lead Independent Director role
Board Leadership and Meeting Oversight
•
Preside at all meetings of the Board at which the Chair is not present and at executive sessions of the Board’s Independent Directors

•
Meet individually with the Chair after each regularly scheduled Board meeting

•
Call meetings of the independent directors, as appropriate, and, if needed, the entire Board

•
Approve the agendas and meeting schedules for Board meetings with the Chair

•
Coordinate the preparation of agendas and materials for executive sessions of the Board’s independent directors

Independent Director Coordination
•
Serve as the principal liaison between the independent directors and the Chair

•
Facilitate open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings

•
Communicate to the Chair any decisions, suggestions, views, or concerns of the independent directors in executive sessions or outside of Board meetings

•
Meet periodically with individual independent directors to discuss Board and Committee performance, effectiveness and composition

Governance and Board Effectiveness
•
Assist the Chair of the Governance Committee in reviewing and reporting on the results of Board and Committee performance self-evaluations

•
Interview, along with the Governance Committee Chair, all Board candidates and make recommendations to the Governance Committee

Board Operations and Committee Support
•
Serve, as needed, as an ex officio member of each Board Committee and assist Board Committee Chairs

•
Ensure the appropriateness (including quality and quantity) and timeliness of information provided to the Board

•
Where appropriate, support the Company in interactions with shareholders and regulators in consultation with the Chair

Additionally, our independent directors meet in executive session without members of management present at each regular quarterly Board and Committee meeting and when necessary during telephonic meetings.
2026 Proxy Statement 17

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Director Independence
Our Board of Directors has adopted the Company’s Standards for Director Independence, which are available at https://www.unitedhealthgroup.com/investors/standards.html. The Standards for Director Independence align with the independence standards set by the New York Stock Exchange (NYSE).
Our Board of Directors has determined director nominees Charles Baker, Timothy Flynn, Paul Garcia, Kristen Gil, Scott Gottlieb, M.D., F. William McNabb III, Valerie Montgomery Rice, M.D. and John Noseworthy, M.D. are each independent under the NYSE rules and the Company’s Standards for Director Independence. They have no material relationships with the Company that would prevent these directors from being considered independent.
To determine independence consistent with the Company’s Standards for Director Independence, the Board of Directors considered, among other factors, any business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated organizations. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company and considered charitable contributions the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined such relationships were in the normal course of business and did not impair the directors’ ability to exercise independent judgment:
•
Dr. Valerie Montgomery Rice is President and Chief Executive Officer of Morehouse School of Medicine. Morehouse School of Medicine paid the Company approximately $371,500 for claims software, equipment, maintenance, licenses and subscriptions in 2025. The Company paid Morehouse School of Medicine approximately $1,700,000 for services as a network care provider and made $250,000 in charitable contributions in 2025. Total amounts paid by the Company to Morehouse School of Medicine during 2025 were substantially less than 1% of Morehouse School of Medicine’s total revenues for 2025. Dr. Montgomery Rice was not directly involved in these transactions.

2026 Proxy Statement 18

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Board Committees
The Board of Directors has established five standing Committees as listed in the table below. These Committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each Committee operates under a written charter and evaluates its charter and Committee performance annually.
The following table identifies the chair and members of each Committee:
Director	Audit and Finance	Compensation and Human Resources	Governance	Health and Clinical Practice Policies	Public Responsibility
Charles Baker	*
Timothy Flynn	*
Paul Garcia
Kristen Gil	*
Scott Gottlieb, M.D.
Stephen Hemsley
Michele Hooper(1)
F. William McNabb III(2)
Valerie Montgomery Rice, M.D.
John Noseworthy, M.D.

 Member      * Financial Expert        Chair
(1)
Reflects current committee membership. Michele Hooper is not standing for election at the 2026 Annual Meeting. Scott Gottlieb, M.D. will serve as Chair of the Public Responsibility Committee and F. William McNabb III will serve as a member of the Governance Committee, succeeding Ms. Hooper, effective June 1, 2026.

(2)
F. William McNabb III is our Lead Independent Director and an ex-officio member of all Board Committees. As an ex-officio member, Mr. McNabb has a standing invitation to attend each Committee meeting but does not count for quorum purposes or vote on Committee matters.

2026 Proxy Statement 19

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Audit and Finance Committee	Meetings Held in 2025: 9

Committee Members:
Timothy Flynn (Chair), Charles Baker and Kristen Gil
The Audit and Finance Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel.

Primary Responsibilities include:

Selecting and retaining of the independent registered public accounting firm

Overseeing financial reporting, internal controls and public disclosure

Reviewing and assessing the effectiveness of the Company’s policies, procedures and resource commitments in the areas of compliance, ethics, privacy and cybersecurity and the Company’s management of litigation, investigations, or other proceedings

Overseeing the Company’s artificial intelligence framework, including oversight of the Company’s governance mechanisms to monitor, identify and mitigate potential risks associated with the deployment of artificial intelligence

Overseeing management’s processes to identify and quantify material risks facing the Company, management’s investing and financing policies and practices, sustainability investment criteria and assurance of sustainability disclosures

Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

Independence:
Each of the Audit and Finance Committee members is an independent director under the NYSE listing standards. The Board of Directors has determined Timothy Flynn, Charles Baker and Kristen Gil are audit committee financial experts as defined by the Securities and Exchange Commission (SEC) rules.

Compensation and Human Resources Committee	Meetings Held in 2025: 8

Committee Members:
Paul Garcia (Chair), F. William McNabb III, Valerie Montgomery Rice, M.D. and John Noseworthy, M.D.
The Compensation and Human Resources Committee establishes employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO and reviews and monitors director compensation programs and the Company’s stock ownership guidelines.

Primary Responsibilities include:

Overseeing our policies and practices related to total compensation for executive officers

Administering our incentive and stock compensation-based plans

Overseeing the risk associated with our compensation practices and plans

Overseeing human capital management

Independence: Each of the Compensation and Human Resources Committee members is an independent director under the NYSE listing standards and a non-employee director under the SEC rules.
2026 Proxy Statement 20

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Governance Committee	Meetings Held in 2025: 4
Committee Members: Charles Baker (Chair), Timothy Flynn and Michele Hooper(1) The Governance Committee oversees Board processes and corporate governance matters, including related risks.
Primary Responsibilities include:

Identifying and nominating individuals to be proposed as director nominees at each annual meeting of shareholders or to fill Board vacancies

Conducting the Board evaluation process

Evaluating the categorical standards which the Board of Directors uses to determine director independence

Overseeing sustainability policies and practices, including identifying key sustainability topics and how the Board and its Committees provide oversight of sustainability areas

Monitoring and evaluating corporate governance practices

Reviewing political contributions at least semi-annually

Monitoring the Company’s advocacy and lobbying processes and activities, including key trade associations and coalition memberships

Overseeing the Company’s public policy and government relations activities and external relations functions and activities

Independence: Each of the Governance Committee members is an independent director under the NYSE listing standards.

(1)
Reflects current committee membership. Michele Hooper is not standing for election at the 2026 Annual Meeting. F. William McNabb III will serve as a member of the Governance Committee, succeeding Ms. Hooper, effective June 1, 2026.

Health and Clinical Practice Policies Committee	Meetings Held in 2025: 4

Committee Members:
Valerie Montgomery Rice, M.D. (Chair), Scott Gottlieb, M.D., Michele Hooper(1) and John Noseworthy, M.D.
The Health and Clinical Practice Policies Committee is responsible for assisting the Board of Directors in fulfilling its health care-related oversight responsibilities

Primary Responsibilities include:

Overseeing management’s initiatives to expand access to care, improve health care affordability, clinical care and patient safety, enhance health care experience, achieve better outcomes, advance health optimization and reduce health disparities

Overseeing, in collaboration with management and other Board Committees, the identification, evaluation and monitoring of the implementation of legislative, regulatory and policy issues, both domestic and international, that affect or could affect the Company’s business reputation, business activities and performance

Ensuring consistency of the Company’s policies and positions with its public policy priorities

Overseeing the responsible and ethical application of artificial intelligence in support of modernizing and improving the health care system

Independence:
Each of the Health and Clinical Practice Policies Committee members is an independent director under the NYSE listing standards.

(1)
Reflects current committee membership. Michele Hooper is not standing for election at the 2026 Annual Meeting.

2026 Proxy Statement 21

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Public Responsibility Committee	Meetings Held in 2025: 1

Committee Members:
Michele Hooper(1) (Chair), Charles Baker, Timothy Flynn, Paul Garcia and Scott Gottlieb, M.D.
The Public Responsibility Committee is responsible for monitoring and overseeing risk associated with the Company’s operations, recognizing that the Company’s mission involves improving the health and well-being of society. The Committee recognizes that our place in society requires a societal responsibility lens.

Primary Responsibilities include:

Overseeing the Company’s transparency initiatives, including the independent review process

Ensuring the Company’s relationships with its regulators are open and transparent and that the Company’s operations remain consistent with the Company’s legal and regulatory requirements

Overseeing risk associated with public perceptions of the Company’s business processes

Overseeing the Company’s merger and acquisition strategy to ensure that it aligns with our mission

Independence:
Each of the Public Responsibility Committee members is an independent director under the NYSE listing standards.

(1)
Reflects current committee membership. Michele Hooper is not standing for election at the 2026 Annual Meeting. Scott Gottlieb, M.D. will serve as Chair of the Public Responsibility Committee, succeeding Ms. Hooper, effective June 1, 2026.

Board Meetings and Annual Meeting Attendance
All nominees are expected to attend the 2026 Annual Meeting. In 2025, the Board of Directors held 22 meetings. All current directors attended at least 97% of the meetings. All nine then-current directors attended last year’s annual meeting.
Annual Board and Committee Evaluations
The Governance Committee oversees the Board and Committee evaluation process. In addition, the Chair of the Board and the Lead Independent Director meet regularly with individual directors to discuss Board and Committee performance, effectiveness and composition.
Evaluation Format	Feedback Review	Board/Committee Actions in Response
Each director completes a written evaluation annually and is interviewed every third year by an independent consultant, who also reviews feedback and provides a report in the other years.	The feedback received from the interviews is compiled anonymously and reviewed and discussed by the Board and each Committee in executive sessions at their meetings held in the first quarter of each year and, as appropriate, addressed with management.	The Board and each Committee consider the results and identify ways that Board and Committee processes and effectiveness could be enhanced. Changes to the Board’s and each Committee’s practices and agenda topics are implemented as appropriate. The Board monitors proposed actions to evaluate whether improvements are implemented and effective.
Key Topics for written evaluations and interviews
• Board and Committee performance • Board and Committee operations and structure	• Oversight of business strategy • Results and operations	• Succession planning and talent development • Agenda topics for future meetings
2026 Proxy Statement 22

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
As part of director feedback received through the annual evaluation process, the Board continues to place a focus on Board and executive leadership succession and development, engaging with management on achievement of the Company’s long-term strategies and direction, executive leadership and risk management topics, including cybersecurity and artificial intelligence. Board oversight of Company initiatives related to reform, modernization and making health care more affordable for all Americans will also be a priority.
Shareholder Access to Board of Directors
The Board of Directors values the input and insights of our shareholders and other interested parties, and believes effective communication strengthens the Board’s role as an active, informed and engaged fiduciary. The Board regularly solicits input from shareholders throughout the year, meeting with many of our shareholders multiple times annually. In 2025, independent directors met with 23 of our largest shareholders both before and after the 2025 Annual Meeting. Shareholder feedback is shared with the Board to inform pertinent discussions and decisions.
The Board has approved procedures for shareholders and stakeholders to communicate with it. You can learn how to contact the Board at https://www.unitedhealthgroup.com/investors/standards.html.
The Board has designated the Company’s Corporate Secretary as its agent to receive, review and summarize proper written communications. The Corporate Secretary forwards proper written communications or shares a summary of them with the Board, the applicable Board Committee or the individual director(s), any of whom may request a copy of any summarized communication. The Corporate Secretary will not forward or include in summaries any communications that in the Corporate Secretary’s reasonable discretion involve the Company’s ordinary business activities or are not related to the core duties and responsibilities of the Board. The kinds of communications that are not shared include, for example: personal grievances; communications that are harassing or otherwise inappropriate; routine customer service complaints; new product or service suggestions; ongoing litigation matters; matters of a personal nature; junk mail and mass mailings; business and employment solicitations; and opinion surveys.
2026 Proxy Statement 23

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Director Compensation
We compensate our non-employee directors fairly and competitively for the work required to oversee a company of our size, complexity and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract and retain highly qualified people with backgrounds and experience relevant to our business and those we serve. The Compensation and Human Resources Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board of Directors. In August 2025, the Compensation and Human Resources Committee, with the advice of its independent compensation consultant, undertook a review of the structure and overall mix of the director compensation program as compared to the Company’s compensation peer group. The Compensation and Human Resources Committee recommended no changes to director compensation.
The following table contains the material elements of our director compensation program:
Compensation Element	Compensation Value ($)
Annual Cash Retainer	125,000
Annual Chair of the Board Cash Retainer (Non-Employee Chair only)	220,000
Annual Lead Independent Director Cash Retainer	75,000
Annual Audit and Finance Committee Chair Cash Retainer	32,500
Annual Compensation and Human Resources Committee Chair Cash Retainer	25,000
Annual Governance Committee Chair Cash Retainer	25,000
Annual Health and Clinical Practice Policies Committee Chair Cash Retainer	25,000
Annual Public Responsibility Committee Chair Cash Retainer	25,000
Annual Stock Compensation Award	225,000 aggregate fair value in deferred stock units (DSUs)
Stock Compensation Conversion Program	At the director’s election, cash compensation may be converted into DSUs, or if the director has met the stock ownership guidelines, into common stock
Cash Compensation
Cash retainers are payable in arrears on the first business day following the end of each fiscal quarter and are subject to pro rata adjustment if the director did not serve the entire quarter. Directors may elect to receive deferred stock units (DSUs) or common stock (if the director has met the stock ownership guidelines) in lieu of their cash compensation or may defer receipt of their cash compensation to a later date pursuant to the Directors’ Compensation Deferral Plan (Director Deferral Plan). The cash retainers are in consideration of general service and responsibilities and required meeting preparation.
Stock-Based Compensation
Non-employee directors receive annual grants of DSUs under the 2020 Stock Incentive Plan having an aggregate fair value of $225,000. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of DSUs granted is determined by dividing $56,250 (the quarterly value of the annual stock compensation award) by the closing price of our common stock on the grant date, rounded up to the nearest share. The grants are in consideration of general service and responsibilities and required meeting preparation and serve to align the interests of our directors with those of our shareholders.
The DSUs immediately vest upon grant and must be retained until completion of the director’s service on the Board or until he or she has met our stock ownership requirements. Upon completion of service, the DSUs convert into an equal number of shares of the Company’s common stock. A director may defer receipt of the shares for up to ten years
2026 Proxy Statement 24

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
after completion of service pursuant to the Director Deferral Plan. Non-employee directors who have met their stock ownership requirements may elect to receive common stock in lieu of DSUs and/or in-service distributions on pre-selected dates.
If directors elect to convert their cash compensation into common stock or DSUs, such conversion grants are made on the day the eligible cash compensation becomes payable to the director. The director receives the number of shares of common stock or DSUs, as applicable, equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share. The DSUs immediately vest upon grant. Directors may only elect to receive common stock if they have met the stock ownership guidelines.
The Company pays dividend equivalents in the form of additional DSUs on all outstanding DSUs. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders and are subject to the same vesting conditions as the underlying grant.
Stock Ownership and Retention Guidelines
Our stock ownership guidelines require non-employee directors to own shares of the Company’s common stock (excluding stock options but including vested DSUs and vested restricted stock units) having a fair market value equal to five times the director’s annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. All of our non-employee directors have either met the stock ownership requirements or served as a director for less than five years. Our directors are required to hold all DSU awards granted until completion of service on the Board or until they have met our stock ownership requirements.
Director Deferral Plan
Under the Director Deferral Plan, subject to compliance with applicable laws, non-employee directors may elect annually to defer receipt of all or a percentage of their compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a predetermined collection of unaffiliated mutual funds as measuring investments. The Director Deferral Plan does not provide for matching contributions by the Company.
Other Compensation
We reimburse directors for any reasonable out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors who are not eligible for subsidized coverage under another group health care benefit program. Health care coverage is provided on the same terms and conditions as our current employees. Upon retirement from the Board, directors may continue to obtain health care coverage under a benefit continuation plan and, after the lapse of such coverage, under the Company’s post-employment medical plan.
The Company maintains a program through which it matches up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.
Our corporate aircraft use policy generally prohibits personal use of corporate aircraft by any independent director. Because there is no incremental cost to the Company, we may permit a director’s family member to accompany the director on a business flight on Company aircraft if a seat is available. We also offer personal and home security services for our directors in accordance with the Company’s executive security policy.
The following table provides information for the year ended December 31, 2025, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2025.
2026 Proxy Statement 25

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
2025 Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Charles Baker	—	360,029	15,000	375,029
Timothy Flynn	—	378,702	25,737	404,439
Paul Garcia	—	360,366	15,000	375,366
Kristen Gil	125,000	225,859	224,655	575,514
Scott Gottlieb, M.D.	—	42,050	—	42,050
Stephen Hemsley	—	207,387	4,502	211,889
Michele Hooper	181,806	225,859	15,547	423,212
F. William McNabb III	—	398,577	10,869	409,446
Valerie Montgomery Rice, M.D.	—	375,987	15,000	390,987
John Noseworthy, M.D.	—	366,797	15,000	381,797

(1)
Stephen Hemsley was appointed as the Chief Executive Officer of the Company, effective May 12, 2025, at which time he ceased being compensated as a non-employee director. This table reflects only the compensation provided to him in connection with his service as a non-employee director in 2025. Please see the “2025 Summary Compensation Table” in this proxy statement for information regarding his compensation in connection with his service as the Company’s Chief Executive Officer in 2025. Scott Gottlieb, M.D. was appointed to the Board of Directors on November 18, 2025.

(2)
Directors converted some or all of cash compensation payable to such director into DSUs as follows:

Name	Amount of Cash ($)	Deferred Stock Units (#)
Charles Baker	125,329	339
Timothy Flynn	150,464	407
Scott Gottlieb, M.D.	15,138	45
Stephen Hemsley	125,452	285
F. William McNabb III	158,621	429
Valerie Montgomery Rice, M.D.	150,464	407
John Noseworthy, M.D.	150,464	407

(3)
Directors converted some or all of cash compensation payable to such director into shares of common stock as follows:

Name	Amount of Cash ($)	Shares of Stock (#)
Paul Garcia	134,106	366

(4)
Directors converted some or all of DSUs payable to such director into shares of common stock as follows:

Name	Amount of Cash ($)	Shares of Stock (#)
Kristen Gil	225,000	611

(5)
The amounts reported: (a) include the value of DSUs issued upon conversion of annual cash retainers as described in footnote 2 above; (b) include the value of shares issued upon conversion of annual cash retainers as described in footnote 3 above; (c) include the value of shares issued upon conversion of DSUs as described in footnote 4 above; and (d) reflect the aggregate grant date fair value of the stock awards granted on April 1, July 1 and October 1, 2025 and January 2, 2026 computed in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the grant date. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement 26

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
As of December 31, 2025, our non-employee directors held outstanding DSU awards as follows:
Name	Deferred Stock Units
Charles Baker	1,806
Timothy Flynn	10,160
Paul Garcia	2,050
Kristen Gil	971
Scott Gottlieb, M.D.	125
Stephen Hemsley	7,915
Michele Hooper	37,924
F. William McNabb III	8,280
Valerie Montgomery Rice, M.D.	6,819
John Noseworthy, M.D.	6,697

(6)
In 2025, the Company matched charitable contributions made by each of the following directors to charitable organizations selected by the directors pursuant to the Company’s Board Matching Program: $15,000 for Charles Baker, Timothy Flynn, Paul Garcia, Kristen Gil, Michele Hooper, Valerie Montgomery Rice, M.D. and John Noseworthy, M.D. In 2025, the Company paid $10,737, $16,330, $4,502.08, $547 and $10,869 in health care premiums on behalf of Timothy Flynn, Kristen Gil, Stephen Hemsley, Michele Hooper and F. William McNabb III, respectively. In 2025, the Company also paid $193,325 for personal security services on behalf of Kristen Gil.

2026 Proxy Statement 27

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Corporate Governance

Overview
Our Board is committed to meeting high standards of corporate governance and ethical business conduct. The Board has adopted corporate governance practices designed to ensure that it is accountable to shareholders and empowered to independently oversee management’s execution of our strategy.
Corporate Governance Highlights
Governance Principle	Governance Practice
Accountability to Shareholders	Single class of stock with one vote per share
Annual elections for all directors
Majority voting standard for uncontested elections of directors
Shareholders can call special meetings and act by written consent
Proxy access for shareholders
No supermajority vote requirements
No shareholder rights plan (“poison pill”)
Independent Oversight	All directors except the Chair/CEO are independent
Lead Independent Director with clearly defined and robust duties and responsibilities
Executive sessions at all quarterly Board and Committee meetings
All standing Board Committees comprised solely of independent directors
Effective Board Practices & Policies	Rigorous annual review of desired skills and attributes of directors/nominees
Annual written Board and Committee evaluations supplemented by interviews by an independent consultant every third year
Director orientation and continuing education
Limits on board member service on other public company boards
Risk Mitigation & Alignment of Interests	Robust share ownership guidelines for directors and executives
Clawback policy enables recoupment of cash and stock-based incentives
Comprehensive Code of Business Conduct and Principles of Governance
Requirement to disclose any potential conflict of interest related to health care transactions or activities, including the acquisition of a material financial interest in the health care industry
Related-Person Transactions Approval Policy and Insider Trading Policy
2026 Proxy Statement 28

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Corporate Governance Documents
Our approach to corporate governance is established in the following documents:
Certificate of Incorporation	Code of Conduct: Our Principles of Ethics & Integrity
Bylaws	Related-Person Transactions Approval Policy
Principles of Governance	Political Contributions Policy
Board of Directors Committee Charters	Corporate Environmental Policy
Standards for Director Independence	Nominating Advisory Committee Description
Director Conflict of Interest Policy
You can access these documents at https://www.unitedhealthgroup.com/investors/standards.html. We will also provide copies of these documents without charge upon written request to the Company’s Corporate Secretary.
Code of Conduct: Our Principles of Ethics & Integrity
The Company’s Code of Conduct (Code), adopted by the Board of Directors, sets expectations for ethical conduct across our company, including but not limited to integrity, accountability, fair competition and fair dealing, privacy and information security, our assets and the environment, government interactions, communications and marketing and a safe and supportive work environment. The Code also describes the process to report potential misconduct, whistleblower protections, non-retaliation policies and repercussions for violations of the Code (including termination and possible legal action). The Code is available on the Company’s website.
Any waiver of the Code for the Company’s executive officers, senior financial officers or directors may be made only by the Board or a Committee of the Board. We will publish any amendments to the Code, as well as any waivers of the Code for an executive officer or director, on our website. Our entire global workforce, including applicable contractors and part-time employees, receives periodic training on our Code and other ethical standards.
Compliance and Ethics
We strongly encourage and broadly train employees to raise ethics and compliance concerns, including concerns about accounting, internal controls, auditing, legal, regulatory or other policy matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by telephone or online. We prohibit retaliation against anyone who in good faith raises concerns or questions regarding ethics and compliance matters, reports suspected violations or cooperates in an investigation. We educate all employees regarding how they may report possible ethics or compliance issues and their affirmative responsibility to report possible issues.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to our directors, officers and employees and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. A copy of our Insider Trading Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
2026 Proxy Statement 29

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Risk Oversight
Enterprise-Wide Risk Oversight
Our Board oversees management’s enterprise-wide risk management activities and ensures that risk matters are appropriately brought to the Board and/or its Committees for review. Risk management activities are those in connection with the long-term strategic direction and operation of our business. Our enterprise-wide risk management program has a strong partnership with senior business leaders, who actively drive key risk identification and evaluation. We maintain robust internal processes to identify key short-term, intermediate and long-term risks and document underlying risk drivers, focusing management’s risk assessment and mitigation activities against those drivers. Risk drivers are evaluated based on their immediacy, the area to which they are specific and their nature and magnitude. Both the Principles of Governance and the Board’s leadership structure facilitate our Board’s oversight of risk and communication with management regarding these activities.
The Board oversees management’s efforts to modernize core operational processes that affect consumers, care providers and other stakeholders. These efforts include initiatives to simplify administrative interactions, improve transparency and predictability, reduce unnecessary friction in core processes and enhance operational efficiency. Deploying intelligent technologies to modernize our cost structure and evolve our operating model to drive efficiency and scalability is one such initiative. The Board and its Committees monitor these initiatives through the Company’s existing governance and risk oversight framework, with an emphasis on execution discipline, compliance with legal and regulatory requirements and protection of the Company’s reputation.
Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses as reflected in the Skills Matrix described on page 15. Each Board Committee is responsible for oversight of risk management practices relevant to their functions as follows:
The Audit and Finance Committee oversees the risks associated with:
•
the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;

•
the Company’s compliance with legal and regulatory requirements including privacy, cybersecurity and data protection and the Company’s management of litigation, investigations or other proceedings;

•
the efficacy of the Company’s enterprise risk management structure and key processes;

•
the qualifications, engagement, compensation, independence and performance of the Company’s independent outside auditor; and

•
the performance of the Company’s General Auditor and internal audit function and preparation of the Committee’s report required to be included in the Company’s annual proxy statement.

The Compensation and Human Resources Committee oversees risks associated with our compensation policies, practices and plans and human capital management practices.
The Governance Committee oversees risks associated with:
•
Board processes and corporate governance;

•
public policy, government relations and external relations activities; and

•
overall strategy on sustainability policies and practices.

The Health and Clinical Practice Policies Committee oversees risks associated with:
•
management’s initiatives to improve health care affordability, clinical care and safety, the health care experience, better health outcomes and health equity and reduce disparities;

•
in cooperation with management, the identification, evaluation and monitoring of legislative, regulatory and policy issues that could affect the Company’s business performance, activities and/or reputation; and

•
the responsible and ethical application of artificial intelligence in support of modernizing and improving the health care system.

2026 Proxy Statement 30

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
The Public Responsibility Committee oversees risks associated with the Company’s operations and mission, including underwriting, forecasting, regulatory, community and charitable activities and reputational matters.
Our Board oversees the work of its various Committees by receiving regular reports from the Committee Chairs regarding their work. In addition, discussions about the Company’s culture, strategic plan, consolidated and segment business results, capital structure, merger and acquisition-related activities and other business discussed with the Board include a discussion of the risks associated with the particular item under consideration. Our Board and Board Committees also have authority to retain independent advisers.
A summary of our Board’s and Committee’s respective processes for overseeing risks related to cybersecurity, artificial intelligence, quality and patient safety and incentive compensation follows.
Cybersecurity Risk Oversight
We manage cybersecurity and data protection through a continuously evolving framework. The framework allows us to identify, assess and mitigate the risks we face and assists us in establishing policies and safeguards to protect our systems and the information of those we serve.
The Audit and Finance Committee of the Board of Directors oversees our cybersecurity program and is responsible for reviewing and assessing the effectiveness of the Company’s cybersecurity and data protection policies, procedures, resource commitment and mitigation strategies. As part of this process, the Audit and Finance Committee receives regular updates from management on critical issues related to our information security risks, cybersecurity strategy, supplier risk and business continuity capabilities. The Audit and Finance Committee has also engaged a leading cybersecurity firm to serve as its advisor.
The Company’s framework includes an incident management and response program that continuously monitors the Company’s information systems for vulnerabilities, threats and incidents; manages and takes action to contain incidents that occur; remediates vulnerabilities; and communicates the details of significant threats and incidents to senior management. Pursuant to the Company’s incident response plan, incidents are reported to the Audit and Finance Committee and appropriate authorities, as necessary or appropriate based on the actual or potential impact, significance and scope.
To ensure that our program is designed and operating effectively, our infrastructure and information systems are audited periodically by internal and external auditors. We have obtained various certifications from industry-recognized organizations. We also perform regular vulnerability assessments and penetration tests to improve system security and address emerging security threats. Our internal audit team independently assesses security controls against our enterprise policies to evaluate compliance and leverages a combination of auditing and security frameworks to evaluate how leading practices are applied throughout our enterprise. Audit results and remediation progress are reported to and monitored by senior management and the Audit and Finance Committee. We also periodically partner with industry-leading cybersecurity firms to assess our cybersecurity program. These assessments complement our other assessment work by evaluating our cybersecurity program as a whole.
In addition to oversight provided by the Audit and Finance Committee, management addresses the Company’s security team’s work through its Enterprise Security Council, co-chaired by the Company’s Chief Security Officer and Chief Digital & Technology Officer and including the Chief Compliance Officer, the Chief Legal Officer, the Chief Audit Executive, the Chief Privacy Officer and senior business executives.
2026 Proxy Statement 31

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Artificial Intelligence Risk Oversight
The Board recognizes that the use of artificial intelligence (AI) and machine learning continues to evolve rapidly, and that these technologies are critical to the Company’s long-term strategy. AI increasingly enables the Company to operate with the speed and accuracy required to serve tens of millions of members and providers. These capabilities support more efficient administration, help reduce friction and complexity and allow the Company to deliver clear, timely and personalized information to providers, patients, members and payers. As health care becomes increasingly data-driven, AI is an important tool in helping individuals make more informed decisions, supporting better outcomes and enabling continued innovation across our businesses. And AI will allow us to reduce our operating costs and make the health care system more affordable.
At the same time, the Board understands the use of AI also presents distinct legal, regulatory, operational and reputational risks that require appropriate governance and oversight.
The Board oversees management’s approach to the responsible development, deployment and use of artificial intelligence through its existing Committee structure. The Audit and Finance Committee oversees risks associated with the Company’s AI governance framework, including controls designed to monitor, identify and mitigate legal, regulatory, privacy, security and financial risks arising from the use of AI and automated decision-support tools. In addition, the Health and Clinical Practice Policies Committee oversees the responsible and ethical application of AI in connection with clinical, coverage and operational processes, including consideration of quality, safety, fairness and transparency. These Committees receive regular updates from management regarding AI governance practices, material developments and emerging risks.
Senior management is responsible for developing and implementing AI uses consistent with the Company’s AI governance framework and is accountable to the Board and its Committees. Management has established policies, processes and internal review mechanisms designed to promote the responsible use of AI.
In 2024, we further strengthened the Company’s AI governance by assigning ownership of AI governance to the Chief Legal Officer and Legal and Compliance teams, reinforcing separation between the first-line teams that develop, deploy and monitor AI capabilities and those responsible for compliance and risk management. This structure is intended to support innovation while maintaining appropriate safeguards and accountability.
The Company’s Responsible AI program is also advised by internal and external bodies with multidisciplinary expertise:
•
The Responsible AI Program Office maintains our AI-solution inventory, ensures AI solutions are appropriately reviewed and maintains our responsible AI policies and various guidance materials on the responsible use and development of AI — a set of policies and documents supporting industry-leading standards of practice.

•
The Artificial Intelligence Review Board is an internal group comprised of technologists, clinicians, medical ethicists, data scientists, security experts, privacy and legal professionals and member advocates. It serves as a key control in our risk-based AI governance program. The Artificial Intelligence Review Board has the authority to approve AI models or require that AI models be removed from production use.

•
The Internal Executive Advisory Council and the External Executive Advisory Board support the overall alignment of our Responsible AI Program, policies and practices with our mission and industry standards, enable representation of cross-functional perspectives across the enterprise and contribute AI expertise and health care community perspectives

Board Oversight of Quality and Patient Safety
Our Board provides oversight of our clinical quality and patient safety (QPS) efforts. Specifically, our Health and Clinical Practice Policies Committee receives regular updates on clinical quality and patient safety trends, as well as our initiatives to mitigate risk and continuously enhance the quality of the health care we provide. In light of the Company’s commitment to delivering high-quality care, the Board and management have regularly discussed the Company’s dedication of significant resources to promote an enterprise-wide culture of QPS, to identify potential risks in advance and to reinforce systems of accountability for managing clinical quality and patient safety.
2026 Proxy Statement 32

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
In further support of our QPS program, we have formed an enterprise QPS Council, including accountable quality leaders and chief medical officers from each business segment, allowing us to establish and review QPS performance and priorities across business lines consistently and quickly. The QPS Council facilitates connectivity on QPS among businesses and supports rapid transfer of learnings and best practices.
Our Health and Clinical Practice Policies Committee also oversees management’s efforts to drive a culture of quality and safety, build knowledgeable internal champions of safety culture, develop manager and staff training to support consistency in response to events and drive continuous improvement of measures of patient, consumer and employee experience.
Incentive Compensation Risk Assessment
Our Compensation and Human Resources Committee requested management to conduct an annual risk assessment of the Company’s enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2025 for the presence of potential design elements that could motivate employees to incur excessive risk. The review included the ratio and level of incentive to fixed compensation, the amount of manager discretion, the level of compensation expense relative to the business units’ revenues and the presence of other design features which serve to mitigate excessive risk-taking, such as the Company’s clawback policies, stock ownership and retention guidelines, multiple performance measures and similar features.
Management concluded the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation and Human Resources Committee at its February 2026 meeting. Please see “Compensation Discussion and Analysis” for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.
The Compensation and Human Resources Committee also receives an annual report on the Company’s compliance with its stock compensation award program controls.
2026 Proxy Statement 33

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Letter from the Compensation and Human Resources Committee

Dear Fellow Shareholders,
Thank you for investing in UnitedHealth Group, and for supporting our mission to improve America’s health care system. Our Committee works closely with management to advance that mission while ensuring individual incentives are aligned with yours — so that together we can deliver lasting value and enduring success.
We approach this role thoughtfully and humbly. And we appreciate the trust you continue to place in us. In practice, this means listening intently, being open and receptive to differing perspectives and, most importantly, responding swiftly when it is clear we can do better. We sincerely value your feedback and take it seriously.
As you would imagine, we were disappointed by the final vote on the 2025 Say-on-Pay proposal last June. Both prior to and following the 2025 shareholder meeting, our independent directors reached out to many of our largest shareholders to understand their many perspectives and gather feedback. In total, we engaged in candid conversations with 23 institutional shareholders throughout the year, representing a majority of our outstanding shares. During these discussions, most expressed support for the board, management team, and overall compensation design. Others encouraged greater clarity and transparency and urged tighter alignment between senior leader incentives and the drivers of sustained growth and lasting value.
Following Stephen Hemsley’s appointment as Chief Executive Officer in May 2025, the Company departed from its long-standing practice of having separate individuals as CEO and Chair given the extraordinary circumstances. It is not our intention to continue this practice indefinitely, but we believe having a Chair who is embedded in the leadership of the Company is in the best interests of the Company and its shareholders at this time. When designing Mr. Hemsley’s compensation arrangement, we sought to secure his commitment to lead the Company for at least three years. Our Committee considered multiple alternative approaches, including various cash and performance-based structures, and ultimately determined that a one-time stock option grant with a three-year cliff vesting schedule best aligned rewards with the creation of incremental shareholder value.
In response to your feedback, our Committee amended the terms of Mr. Hemsley’s stock option grant in February to include a two-year post-vesting holding requirement, effectively extending the period for realizing incremental value until May 2030 — five years after the initial grant. Our Committee also increased CEO stock ownership requirements from eight to ten times base salary. During our shareholder engagement program, investors also indicated a strong preference for the use of annual equity awards rather than front-loaded awards going forward. In response to this feedback, our Committee adopted a policy to not grant front-loaded awards in the future barring extraordinary circumstances, which we do not foresee at this time. Rather, we anticipate stock awards, which are part of our executives’ annual target compensation opportunity, will be granted on an annual basis as has been our long-standing practice such that award levels and vehicles can be assessed each year to take into account company and individual performance, organizational priorities, market practice, and shareholder priorities.
We will continue to apply our long-held compensation philosophy of rewarding leaders for creating long-term shareholder value through strong, durable Company performance. This same pay-for-performance framework guided our approach for calibrating Wayne DeVeydt’s compensation package when he joined the Company as Chief Financial Officer in September. It is also reflected in the outcome of the Company’s 2023-2025 long-term incentive plan, under which the actual payout was 0% because performance did not meet the threshold required for any payout. We believe this outcome demonstrates that our pay-for-performance philosophy is working as intended: long-term incentive compensation is earned when actual performance meets established goals, and no payout is made when those standards are not achieved.
A detailed summary of shareholder feedback and our response actions is included in the Compensation Discussion and Analysis that follows.
2026 Proxy Statement 34

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
In closing, we sincerely appreciate your feedback and guidance. We look forward to continuing this dialogue with care and transparency, with the belief that listening, learning and responding thoughtfully are essential to earning and sustaining shareholder trust.
Sincerely,
Paul R. Garcia (Chair)	F. William McNabb III	Valerie C. Montgomery Rice, M.D.	John H. Noseworthy, M.D.
Compensation and Human Resources Committee
2026 Proxy Statement 35

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Executive Compensation Summary

Compensation Committee Response to 2025 Say-on-Pay Vote
Our Board and Compensation Committee value the perspectives of shareholders, and we solicit feedback throughout the year. At the 2025 Annual Meeting, our Say-on-Pay proposal received 60% support.
Following the 2025 Annual Meeting of Shareholders, we reached out to our largest shareholders to understand their perspectives and gather valuable feedback.
Shareholder Outreach Following the 2025 Annual Meeting
We contacted	46 shareholders	60% of outstanding shares	including 12 who voted against 2025 Say-on-Pay
We had discussions with	21 shareholders	51% of outstanding shares	including 12 who voted against 2025 Say-on-Pay
The outreach was led by chairs of the Compensation and Human Resources and Audit and Finance Committees. Independent directors participated in 100% of the discussions.
The following summarizes feedback received, actions taken in response and their impact:
Shareholder Feedback	Actions Taken	Impact of Action
Strong preference for the use of annual stock awards rather than front-loaded awards going forward
Adopted a policy to not grant front-loaded awards in the future barring extraordinary circumstances, which we do not foresee at this time. We anticipate stock awards, which are part of our executives’ annual target compensation opportunity, will be granted on an annual basis as had been our long-standing practice such that award levels and vehicles can be assessed each year to take into account company and individual performance, organizational priorities, market practice, and shareholder priorities.
Directly responds to feedback Enhances transparency to shareholders
2026 Proxy Statement 36

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Shareholder Feedback	Actions Taken	Impact of Action
Extend vesting and/or holding requirements for Mr. Hemsley’s stock option grant	In February 2026, added a two-year holding requirement to Mr. Hemsley’s stock option grant
Directly responds to feedback

Net shares acquired cannot be sold before May 2030, i.e., 5 years after grant date

Increases long-term focus of the award

Further aligns interests with long-term shareholders

Mitigates compensation risk

Further align executives’ interests with those of long-term shareholders	Increased CEO stock ownership requirement from 8x to 10x base salary	Increases owner mentality Strengthens alignment of interests
2025 CEO Compensation
On May 12, 2025, the Board of Directors appointed Stephen Hemsley as CEO following Andrew Witty’s decision to step down as CEO for personal reasons. To appropriately incentivize Mr. Hemsley, the Compensation and Human Resources Committee approved the following compensation arrangement.
CEO Compensation Arrangement
Base Salary	$1,000,000 per year
Annual Incentive	No annual cash incentive
Stock Incentives	2026	2027	2028	2029	2030
- Stock Options	$60,000,000 cliff-vesting on May 14, 2028			Additional two-year holding requirement; any net shares acquired may not be sold until May 14, 2030
- Annual Stock	No annual stock incentives for the duration of the stock option vesting period (first three years)
2026 Proxy Statement 37

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Q&A regarding the 2025 CEO Compensation
Q: What was the rationale for Mr. Hemsley’s compensation arrangement?

Following the disclosure of Mr. Hemsley’s compensation arrangement, our then-current Chair of the Committee thought it was important to explain the Committee’s rationale for the arrangement and actively engaged with our largest shareholders prior to the 2025 Annual Meeting to discuss the following:
•
The Committee sought to balance the goals of appropriately incentivizing Mr. Hemsley with the need to retain his services for a minimum of three years.

•
Accordingly, the Committee determined a three-year cliff-vesting stock option grant would promote the alignment of Mr. Hemsley’s interests with long-term shareholders and ensure his commitment to the Company for a minimum of three years.

•
Given the structure and size of the award, the Committee also determined that Mr. Hemsley would receive no annual stock incentives during the three-year cliff vest period nor any cash incentive.

•
The annualized total compensation (base salary plus annualized grant date value of the stock options) of $21m over the three-year vesting period positions Mr. Hemsley’s compensation at the lower end of the CEO pay range within the Company’s peer group.

•
The Committee views Mr. Hemsley’s compensation arrangement as one-time in nature due to the unique circumstances and expects future executive officer compensation arrangements to more closely align to the Company’s typical compensation structure (as was the case with Mr. DeVeydt’s compensation arrangement).

After the 2025 Annual Meeting, our current and former Chairs of the Committee continued our active shareholder engagements, and based on strong shareholder preference for an even longer performance-alignment period and an extended vesting or holding period for stock awards, the Committee took the following actions:
•
Amended the stock option grant in February 2026 to add a two-year holding requirement, increasing long-term shareholder alignment to five full years after the initial grant date.

•
Increased CEO stock ownership requirements from eight to ten times base salary.

Q: Why choose stock options?

•
Stock options are intrinsically performance-based since they only provide any economic value if the Company’s stock price appreciates over the vesting period and exceeds the exercise price when vested. Stock options are a simple and straightforward approach to align longer-term interests with shareholders.

•
Stock options are a simple, straightforward and cost-efficient approach to align longer-term interests with shareholders.

•
The Committee selected a three-year cliff vesting structure to ensure that the incremental shareholder value created accrues to shareholders over the long term, and the executive would not benefit from short-term stock price swings.

•
With the Company having recently withdrawn its financial guidance, a stock grant with performance-based metrics may have been viewed as signaling the market and the Committee also did not feel the use of TSR was appropriate given the potential distortion with the health care industry in a reset.

Q: What alternative structures did the Committee consider?

•
The Committee considered multiple cash and stock-based incentive structure alternatives, including premium-priced options, the use of performance-based metrics, and potentially including a total shareholder return (TSR) feature.

•
The Committee was focused on not only creating a strong alignment of pay and performance but also sought to ensure the level of pay delivered was consistent with compensation standards and directly aligned with the value created for shareholders.

2026 Proxy Statement 38

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Q: What happens if Mr. Hemsley leaves within three years?

•
The entire stock option grant would be forfeited if Mr. Hemsley voluntarily resigns or is terminated for cause by the Company prior to the three-year anniversary of the grant date.

•
The stock options will continue to vest during the cash severance period if Mr. Hemsley terminates his employment for good reason (as defined in the employment agreement) or is terminated by Company without cause.

•
Under the amended stock option grant, even if Mr. Hemsley’s leaves after three years, he will be subject to the additional two-year holding requirement

Other Executive Team Transitions
Chief Financial Officer Transition — September 2025
On September 2, 2025, Wayne DeVeydt joined the Company as Chief Financial Officer, succeeding John Rex. Mr. DeVeydt’s annual compensation was designed to align with the Company’s traditional pay-for-performance compensation philosophy and contains the same stock award vehicles and mix typically provided to our named executive officers as outlined below.
2025 CFO Compensation Arrangement
Base Salary	$1,000,000 per year
Annual Incentive	Target incentive of 2x Base Salary
Stock Incentives	In aggregate: $8,000,000 ($5,000,000 inducement + $3,000,000 pro-rated annual stock award)
- Stock Options	$3,250,000 four-year ratable vesting
- Performance Share	$1,500,000 three-year cliff vesting covering the 2026-2028 performance period
- Restricted Stock Units	$3,250,000 four-year ratable vesting
One-Time Cash Award	$1,200,000 to replace compensation forfeited upon joining the Company
Other Named Executive Officer Transitions and Role Expansions
In addition to the CEO and CFO transitions, the Company also completed the following executive officer transitions during 2025 as the Company continued to evolve and position the management team to drive the Company’s business improvement plan.
•
In January 2025, Timothy Noel was promoted to CEO of UnitedHealthcare, succeeding Brian Thompson.

•
In April 2025, Patrick Conway, M.D. was promoted to CEO of Optum, succeeding Heather Cianfrocco. As part of his promotion, Dr. Conway received a stock award equal to $2.0 million in June 2025 to bridge his February 2025 annual grant of $6.0 million to his 2025 annual stock target of $8.0 million. The June 2025 award was granted using the Company’s traditional mix of 50% performance shares, 25% restricted stock units (RSUs) and 25% stock options.

•
Christopher Zaetta’s role was expanded to include responsibility for the Company’s global compliance team.

December 2025 Performance Improvement Awards
On December 22, 2025, the Compensation and Human Resources Committee approved awards of performance shares (Performance Improvement Awards) to certain of the Company’s executive officers (excluding the CEO) and other key leaders as part of the Company’s performance improvement plan and transformation. The Performance Improvement Awards were granted to drive future enterprise growth and retain high-performing talent at a critical time for the Company.
The Performance Improvement Awards are designed to incentivize recipients by requiring highly focused and collaborative leadership across the enterprise to attain critical goals and execute key initiatives in the areas of cyber
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environment, cost structure, business segment improvement and artificial intelligence leadership. The awards also serve to promote continuity of critical members of our executive leadership team over the next three years (2026-2028 performance period), many of whom have recently taken on new or expanded responsibilities.
Key Terms of the Performance Improvement Awards
•
Awards cliff-vest based on the attainment of specified pre-established performance measures during a three-year performance period (2026-2028).

•
The Performance Improvement Awards are not eligible to vest unless the Company meets or exceeds a pre-determined annual adjusted earnings compound annual growth rate (CAGR) threshold over the three-year performance period.

•
If the threshold annual adjusted earnings CAGR is met, participants may earn up to 135% of the target award based on the attainment of specified pre-established performance measures relating to enterprise and business segment financial results, cost reduction, cyber security and artificial intelligence.

•
The final performance score also may be decreased (but not increased) based on additional financial and operational performance goals embedded within the performance requirements.

•
No vesting rights are included within the Performance Improvement Awards upon attainment of retirement eligibility to maximize the retention aspect of the plan.

•
Subject to the Company’s clawback policies and are otherwise materially consistent with the standard performance stock award agreement used to grant performance awards to our executive officers under the Company’s 2020 Stock Incentive Plan.

Performance Metric	Weighting	Threshold	Target	Maximum
Business Segment Improvement Margin recovery efforts	40%	0% payout	100% payout	135% payout
Cyber Environment Achievement of specified NIST scores	20%	0% payout	100% payout	135% payout
Cost Structure Structural elimination of enterprise operating costs	20%	0% payout	100% payout	135% payout
Artificial Intelligence Leadership Reportable earnings from AI commercial productizations	20%	0% payout	100% payout	135% payout
The grant date value of the Performance Improvement Awards and target number of shares granted to our named executive officers is included below.
Name	Target Number of Performance Shares (#)	Target Value ($)
Wayne DeVeydt	15,378	5,000,000
Timothy Noel	27,679	9,000,000
Patrick Conway, M.D.	27,679	9,000,000
Christopher Zaetta	21,528	7,000,000
2026 Proxy Statement 40

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Compensation Discussion and Analysis
Our Executive Compensation Philosophy
Our compensation program principles are based on our executive compensation philosophy and objectives:
Compensation Philosophy, Principles and Objectives
Pay for performance: Align the economic interests of our executives with those of our shareholders through achievement of enterprise-wide goals, sustained performance and positive shareholder returns.
Enhance the long-term value of the business with executive pay weighted toward long-term compensation to promote long-term shareholder value creation and minimize excessive risk-taking.
Reward performance that advances the Company’s mission, supports the Company’s values and emphasizes collaboration among executive officers while also recognizing individual performance.
Attract and retain highly qualified executives through competitive pay and standard employee benefits with limited executive only benefits or perquisites.
Our Executive Compensation Plan Design is Aligned with our Compensation Program Principles:
Plan Design	Pay for Performance	Enhance long- term value	Sustained performance	Competitive Pay
More than 90% of executive compensation is delivered in the form of annual and long-term incentives
At least 75% of the long-term incentives are in the form of performance-based stock (inclusive of awards delivered in stock options and performance shares)
Performance-based incentives use a balanced set of performance measures, with different metrics used for annual and long-term incentives
Double-trigger accelerated vesting of stock compensation awards
Policy to not provide cash severance exceeding 2.99x the sum of base salary and bonus to executives
All long-term incentive awards are denominated and settled in stock

Adopted clawback policies for (i) recoupment of incentive compensation in accordance with SEC and NYSE rules, and (ii) recoupment of cash or stock compensation in the event of fraud or misconduct causing material restatement, material detrimental conduct or violation of non-compete, non-solicit or confidentiality provisions

Insider trading policy prohibits hedging and pledging of shares by directors and executives
Stock retention policy generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award
2026 Proxy Statement 41

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Elements of our Compensation Program
The compensation program for our named executive officers consists of the following elements:
Compensation Element	Purpose
Base salary Annual compensation, fixed	To provide a base level of cash compensation for executive officers commensurate with role, scope of responsibilities and experience
Annual cash incentive awards Annual performance incentive, at risk	To encourage and reward executive officers for achieving annual corporate financial, human capital and customer-oriented goals and individual performance results
Stock compensation awards Long-term performance incentive, at risk
To motivate long-term performance, align executive officers’ interests with long-term shareholders and retain executive officers through the use of:
•
Performance shares that link pay to sustained financial performance and growth

•
Non-qualified stock options that align economic value with sustained, incremental stock price appreciation

•
RSUs that align executive officers’ interests with long-term shareholders and provide retentive value

Employee benefits Annual indirect compensation, fixed	To promote the health, well-being and physical and financial security of employees, including executive officers; constitutes the smallest part of total compensation
Annual Compensation
Base Salary
The Compensation and Human Resources Committee generally determines base salary levels for our named executive officers early in the fiscal year. The Compensation and Human Resources Committee approved a base salary increase for Christopher Zaetta effective February 23, 2025, in connection with his expanded role including responsibility for the Company’s global compliance team. As part of Andrew Witty’s transition out of his role as Chief Executive Officer his base salary was reduced effective May 12, 2025. The base salaries for Stephen Hemsley, Wayne DeVeydt and Timothy Noel are reflective of their base salary at the time each became a named executive officer. The 2025 base salaries of the named executive officers are shown below.
Name	2024 Base Salary	2025 Base Salary	% Change
Stephen Hemsley	—	1,000,000	N/A
Wayne DeVeydt	—	1,000,000	N/A
Timothy Noel	—	1,000,000	N/A
Patrick Conway, M.D.	—	1,000,000	N/A
Christopher Zaetta	825,000	850,000	3%
Andrew Witty(1)	1,500,000	500,000	-67%
John Rex(2)	1,400,000	1,400,000	0%

(1)
Andrew Witty resigned as CEO effective May 12, 2025.

(2)
John Rex transitioned from his role as President and CFO to Strategic Advisor effective September 2, 2025.

Annual Cash Incentive Awards
2025 Annual Incentive Plan Performance Goals
Annual cash incentive awards are based on three financial metrics (revenue, operating income and cash flow from operations), absolute customer experience (NPS) and employee engagement (EXI) and may be paid if our Company meets or exceeds preset annual performance goals established for the year as determined by the Compensation and Human Resources Committee.
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
In establishing the performance measures for the 2025 annual cash incentive awards, the Compensation and Human Resources Committee sought to align the compensation of our executive officers with key elements of the Company’s 2025 business plan. Development of the Company’s 2025 business plan was a robust process that involved input from all of the Company’s business units and was reviewed by the Board on multiple occasions. These performance goals are based on enterprise-wide metrics because the Compensation and Human Resources Committee believes the named executive officers share responsibility to support the goals and performance of the Company as key members of our leadership team. Revenue, operating income and cash flow are included as the financial performance metrics in our annual incentive plan as we believe they provide the appropriate balanced approach in motivating our executives to drive Company annual growth and profitability objectives.
We assess our progress toward enhancing customer experiences using the Net Promoter System (NPS), which holistically measures the experiences we deliver to our customers, including how likely a person is to recommend our Company to others. Similarly, listening to our team members is one of the primary ways we help build and reinforce a culture of inclusion and encourage employee engagement. We recognize that improved employee sentiment leads to greater retention and to more satisfied and productive employees. We have measured employee sentiment annually for over a decade. We use our human capital management metric tailored to the Company - the Employee Experience Index (EXI) - to measure an employee’s sense of commitment and belonging to the Company, establishing a direct link between our executive compensation program and our commitment to our people. We believe NPS and EXI are meaningful measures of executive performance.
The following table sets forth the financial and non-financial performance measures and goals established for 2025, as well as 2025 performance results:
2025 Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	2025 Adjusted Performance
Financial Metrics
Revenue*	30%	$438.6 billion	$461.7 billion	$484.8 billion	Between threshold and target
Operating Income*	30%	$32.7 billion	$38.5 billion	$44.3 billion	Below threshold
Cash Flow from Operations*	15%	$27.2 billion	$32.0 billion	$36.8 billion	Below threshold
Non-Financial Metrics
NPS	12.5%	2025 Performance: Between threshold and target for NPS
EXI	12.5%	2025 Performance: Between threshold and target for EXI

*
2025 adjusted performance represents the Company’s financial results under the Company’s annual cash incentive plan. The annual incentive plan allows for adjustments to the Company’s reported results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives’ line of sight, align award payments with growth of the Company’s business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company’s preference for long-term and sustainable growth. The Compensation and Human Resources Committee adjusted 2025 revenue, operating income and cash flow from operations for impacts of non-recurring and other items over which management had no control and which were not contemplated in the 2025 plan.

Context for the 2025 Annual Cash Incentive Plan Performance Goals
The 2025 financial performance measures at target level represented, respectively, year-over-year growth in revenues of $61.5 billion or 15%; year-over-year growth in operating income of $6.2 billion or 19%; and year-over-year growth in operating cash flow of $7.8 billion or 32%.
The 2025 non-financial performance measures were based on survey results and, at target levels, represented levels consistent with, or above 2024 performance. These measures were viewed to be important to longer-term financial success, customer satisfaction and employee welfare in ways that might not be immediately reflected in annual financial results. The Compensation and Human Resources Committee believes that the breadth of financial and non-financial
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performance measures for the 2025 annual cash incentive award motivate executive officers to achieve results that contribute to value creation for our shareholders on a long-term basis, reward performance advancing the Company’s mission and values and avoid excessive risks.
At the beginning of 2025, the Compensation and Human Resources Committee believed achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2025 business plan. These initiatives included the following:
•
Execute on Optum’s growth and innovation initiatives, with major focus areas including further expansion of patients served in value-based care arrangements and the continued build-out of care delivery capabilities and technology-enabled services and advancing the scope of pharmacy care services offerings;

•
Grow the number of people served domestically by UnitedHealthcare;

•
Continue to enhance the quality and operations of our public-sector businesses;

•
Continue to innovate in commercial benefit products, services and distribution;

•
Deliver even more effective and comprehensive clinical management and continue expanding value-based elements in our network;

•
Drive continuous improvement in measures of patient, consumer and employee experience;

•
Further enhance customer service and the Company’s NPS across all business platforms; and

•
Further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

With respect to these initiatives, Optum added new patients in value-based care arrangements. UnitedHealthcare expanded the number of consumers served and demonstrated continued excellence in its Medicare plans by maintaining the percentage of members in 4-Star rated plans above 80%. The Company achieved or made progress on all other initiatives listed above.
Individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid to each executive officer, the Compensation and Human Resources Committee considers the CEO’s recommendations for executive officers, the business performance underlying each of the performance measures, macroeconomic factors impacting business performance, individual executive performance, market positioning and related matters. The Compensation and Human Resources Committee retains discretion to pay an annual incentive award higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.
Determination of 2025 Annual Cash Incentive Award Opportunities
At the beginning of each year, the Compensation and Human Resources Committee approves an annual cash incentive target opportunity for each executive officer as a percentage of the executive officer’s base salary.
The target opportunities established for the named executive officers are intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect contributions to the success of the overall enterprise. At the end of the year, the Compensation and Human Resources Committee reviews the Company’s performance against the goals set at the beginning of the year and determines annual cash incentive awards. The Compensation and Human Resources Committee has limited annual cash incentive payouts to executive officers to not more than two times the target amount.
The Compensation and Human Resources Committee evaluated the Company’s 2025 performance against the performance goals set forth above, overall business results, economic and market conditions and individual performance objectives. In addition to the 2025 business results discussed above, when determining the 2025 bonus payout levels, the Compensation and Human Resources Committee considered the extensive leadership changes, in particular the increased scope and role expansions — Timothy Noel, Patrick Conway, M.D. and Christopher Zaetta assumed during the 2025 performance year, along with our executive officers performance during the second half of 2025 as the business improvement efforts were underway. The final 2025 bonus payouts ranged between 0% and 88% of target and are all below the target opportunity for each executive officer, reflecting the Compensation and Human Resources Committee’s view that the Company’s 2025 financial performance did not support bonus payouts at or above the target payout level.
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
The target percentages for annual cash incentive awards to our named executive officers and the actual 2025 annual cash incentive awards paid are set forth in the following table.
2025 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Stephen Hemsley(1)	—	—	—	—
Wayne DeVeydt	200%	2,000,000	1,500,000	75%
Timothy Noel	200%	2,000,000	1,750,000	88%
Patrick Conway, M.D.	200%	2,000,000	1,750,000	88%
Christopher Zaetta	125%	1,062,500	925,000	87%
Andrew Witty(2)	—	—	—	—
John Rex	200%	2,800,000	0	0%

(1)
Mr. Hemsley is not eligible for an annual cash incentive under his compensation arrangement.

(2)
Mr. Witty resigned as CEO on May 12, 2025, and is no longer eligible to receive an annual cash incentive.

The Compensation and Human Resources Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors listed above as it reached its decisions with respect to any of the named executive officers. See the “2025 Summary Compensation Table” and other related compensation tables below for details regarding 2025 total compensation for the named executive officers.
Long-Term Incentive Compensation
Long-term incentive compensation, consisting solely of stock compensation awards in 2025, represents the largest portion of executive officer compensation. The combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the advancement of business unit capabilities across the enterprise.
The Compensation and Human Resources Committee determined that long-term stock-based compensation for 2025 should include grants of performance shares, RSUs and non-qualified stock options to achieve balance and effectiveness in our stock-based compensation and to align the interests of our executive officers and our shareholders.
The 2025 annual stock-based compensation for all named executive officers except for Mr. Hemsley was as follows:
Equity Type	Equity Mix*	Details
Performance Shares	50%
•
Pay-for-performance alignment with drivers of shareholder value

•
Weighted equally between three-year cumulative adjusted earnings per share and three-year average return on equity

•
Vesting between 0% and 200% of the target value based upon actual results

•
Performance share payouts are determined formulaically

Non-Qualified Stock Options	25%	• Provides incentives for sustained long-term stock price appreciation • Only has value if the Company’s stock price increases • Typically vest ratably over four years
RSUs	25%
•
Aligns interests of executives with those of long-term shareholders

•
Provides retentive value and discourages excessive risk-taking for short-term gains

•
Full value shares that typically vest ratably over four years

*
Based on grant date fair value of total stock-based awards

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Metrics underpinning the 2024-2026, 2025-2027 and 2026-2028 Performance Shares
In line with our commitment to enhanced transparency, the Company will forward disclose the metrics underpinning performance shares in the year granted, versus the prior practice of first disclosing the metrics and specific performance goals following completion of each performance period.
The 2024-2026 performance shares, the 2025-2027 performance shares and the 2026-2028 performance shares use the same performance measures and weightings as the performance share awards for the recently completed 2023-2025 performance period.
The specific threshold, target and maximum performance goals for these outstanding performance grants are not provided at this time due to the risk of competitive harm but will be disclosed following the completion of each performance period.
Performance Metric	Weighting	Threshold	Target	Maximum
Adjusted Earnings Per Share	50%	0% payout	100% payout	200% payout
Return on Equity	50%	0% payout	100% payout	200% payout
2025 Annual Stock Compensation Awards
In 2025, the Compensation and Human Resources Committee granted the following target number of performance shares, RSUs and stock options to our named executive officers:
Name	Target Number of Performance Shares (#)(1)	Annual RSU Award (#)	Annual Stock Option Award (#)	2025 Award Value ($)
Stephen Hemsley	—	—	602,773(2)	60,000,000
Wayne DeVeydt	—	10,525	42,551	6,500,000
Timothy Noel	7,962	3,981	16,884	8,000,000
Patrick Conway, M.D.	9,254	4,627	19,213	8,000,000
Christopher Zaetta	6,967	3,484	14,773	7,000,000
Andrew Witty	22,890	11,445	48,540	23,000,000(3)
John Rex	14,928	7,464	31,657	15,000,000(4)

(1)
Does not include the one-time performance improvement awards discussed above.

(2)
Mr. Hemsley received stock options pursuant to his CEO compensation arrangement, per that agreement, he is not eligible to receive annual stock incentives until on or after May 14, 2028.

(3)
On June 2, 2025, Mr. Witty’s performance shares granted on February 20, 2025 with a target value of $11,500,000 were cancelled.

(4)
Mr. Rex’s annual stock compensation awards were granted on February 20, 2025.

The grant date fair values and terms of these stock compensation awards are discussed in the 2025 Grants of Plan-Based Awards table. Please see the “Long-Term Incentive Compensation” section above for additional details regarding the rationale underlying the Compensation and Human Resources Committee’s determination to award performance shares, RSUs and stock options.
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
2023-2025 Long-Term Goals and Context
The long-term performance share program creates financial incentives for achieving or exceeding three-year financial goals for the enterprise. As discussed below, the actual payout for the 2023-2025 performance period is 0%. The table below shows the goals for the 2023-2025 plan, as well as the Company’s actual performance against plan:
2023-2025 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	2023-2025 Performance	Actual Payout
Cumulative Adjusted Earnings Per Share	50%	$80.21	$84.85	$91.29	$71.40	0%
Return on Equity	50%	24.8%	26.8%	28.8%	23.1%
The performance measures and goals for the 2023-2025 performance period were established during the first quarter of 2023 based on the Company’s long-term business plan.
Key assumptions and elements of the 2023-2025 long-term business plan were:
•
Continued expansion of the Optum Health care delivery platform, capabilities and patients served in value-based care arrangements;

•
Growth in people served across the health benefits businesses;

•
An expectation that medical cost trends would be consistent with historical levels;

•
Delivery of more effective and comprehensive clinical management;

•
Continued growth and enhancement of the quality and operations of our public-sector businesses;

•
Continued growth in technology-enabled services and pharmacy services, driving distinctive revenue, margin and earnings performance;

•
Accelerated insights and advanced technologies to enable more intelligent and more connected experiences for people;

•
Ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

•
Effective cross-enterprise collaboration among various business units for the benefit of customers and our overall reputation and performance.

Factors that positively or negatively influenced results after the business plan was adopted included:
•
The disposition of the Company’s South America operations, the majority of which was noncash and due to foreign currency translation impacts;

•
The Change Healthcare cyberattack;

•
The multi-year phased Centers for Medicare & Medicaid Services (CMS) Medicare funding reductions which began in 2024;

•
Medicaid eligibility redeterminations and the resulting rate update timing mismatch;

•
Care activity and other impacts driven by member mix, increased hospital coding intensity and specialty medication prescribing;

•
Capital deployment and strategic transaction activities; and

•
Growth in investment and other income from the rising interest rate environment and the Company’s continued growth and innovation efforts to develop organizations and capabilities to better serve the health care system.

Similar to the annual incentive plan, the Company’s long-term incentive plan allows for adjustments to the Company’s reported adjusted earnings per share results. These can include items such as changes in accounting principles or events not contemplated when the performance targets were set. The 2023 to 2025 performance was adjusted for:
•
Acquisition, portfolio optimization and share repurchase activity not contemplated when the performance targets were set; and

•
CMS Medicare funding reduction impacts.

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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Costs associated with the Change Healthcare cyberattack and 2024 strategic transaction gains were added back, reducing adjusted earnings per share, resulting in the calculated payout score for the 2023-2025 performance period of 0% of target.
Long-Term Performance
Name	Target Value ($)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
Stephen Hemsley	—	—	—	—	—	—
Wayne DeVeydt	—	—	—	—	—	—
Timothy Noel	1,500,000	4	3,051	6,102	—	0%
Patrick Conway, M.D.	2,000,000	5	4,068	8,136	—	0%
Christopher Zaetta	1,375,000	4	2,797	5,594	—	0%
Andrew Witty	10,000,000	22	20,339	40,678	—	0%
John Rex	6,700,000	15	13,627	27,254	—	0%
Other Compensation
Benefits
In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary and all of our named executive officers receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the “2025 Non-Qualified Deferred Compensation” table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest. In 2020, we discontinued providing company matching credits under this plan.
Perquisites
We generally do not provide excise tax gross-ups or perquisites to our executive officers, except as set forth below. We provide Andrew Witty with tax equalization payments to ensure that, as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom, including assistance in tax return preparation due to the complexity of multi-jurisdictional filing requirements.
In accordance with the Company’s corporate aircraft policy and as applicable to Stephen Hemsley for the year 2025 , Mr. Hemsley was required for personal security reasons to use corporate aircraft for all business travel and encouraged to use corporate aircraft for all personal travel, including family travel, when corporate aircraft was not otherwise being used for other business travel. Because Mr. Hemsley reimbursed the Company for all personal use of corporate aircraft in 2025, we have not reported any such costs in the 2025 Summary Compensation Table. Additionally, we generally prohibit personal use of corporate aircraft by any other executive officer unless the Company grants an exception and is reimbursed for the full incremental cost to the Company of such use. Because there is no incremental cost to the Company, we may permit an executive officer’s family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.
In early 2026, the Compensation and Human Resources Committee adopted a requirement for Mr. Hemsley, for security purposes, to use corporate aircraft for both business and personal travel. From time to time, we provide other benefits to executives that do not result in any aggregate incremental cost to the Company.
Additionally, we provide personal and home security services for our executive officers. We believe that these security services are appropriate and necessary given the risks associated with executive officer positions at the Company.
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Employment Agreements and Post-Employment Payments and Benefits
The Company has entered into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in “Executive Employment Agreements” and “2025 Summary Compensation Table.”
Stock Compensation Award Practices
The Compensation and Human Resources Committee’s stock compensation award policy requires all grants of stock compensation to be made at set times, generally based on the timing of regularly scheduled meetings. We do not maintain policies or practices on the timing of awards of options in relation to the disclosure of material nonpublic information. The Compensation and Human Resources Committee does not take material nonpublic information into account when determining the timing and terms of such awards and has not timed the disclosure of material nonpublic information for purposes of affecting the value of executive compensation.
The Company does not pay dividend equivalents on performance shares granted to employees. Unvested shares of RSUs receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. The determination to pay dividend equivalents on RSUs was made after considering market practices.
The aggregate number of shares subject to stock compensation awards made in 2025 for all employees was less than 1% of the Company’s shares outstanding at the end of 2025.
As required by SEC rules, we are providing the following information regarding stock option grants made to Patrick Conway, M.D. during fiscal year 2025 because this grant was made two days prior to the filing of our Current Report on Form 8-K dated June 2, 2025.
Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage change in the closing market
price of the securities underlying the award
between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
nonpublic information

Patrick Conway, M.D.	6/2/2025(1)	6,550	304.72	500,027	-12.9%

(1)
As part of Dr. Conway’s promotion, he received a stock award equal to $2.0 million in June 2025 to bridge his February 2025 annual grant of $6.0 million to his 2025 annual stock target of $8.0 million. See page 39 for more information. The stock option grant disclosed in this table was awarded at a regularly-scheduled meeting of the Compensation and Human Resources Committee, consistent with the Company’s stock compensation award policy.

Respective Roles of Management and the Compensation and Human Resources Committee
The Compensation and Human Resources Committee oversees the Company’s risks, policies and philosophy related to total compensation for executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from the Chair of the Board, our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from the Committee’s independent consultant and market data.
The Compensation and Human Resources Committee’s Use of an Independent Compensation Consultant
The Compensation and Human Resources Committee retains an independent compensation consultant, Pay Governance, to advise the Compensation and Human Resources Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive
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Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation and Human Resources Committee has assessed the independence of Pay Governance, specifically considering, in accordance with SEC rules, whether Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation and Human Resources Committee concluded Pay Governance is independent and their work for the Compensation and Human Resources Committee does not raise any conflict of interest.
Peer Group
This section summarizes the processes followed by the Compensation and Human Resources Committee to select competitive compensation benchmark data and how the Compensation and Human Resources Committee uses these data.
At the request of the Compensation and Human Resources Committee, Pay Governance conducts an annual review of the Company’s compensation peer group. This review ensures the peer group companies remain appropriate from a business and talent perspective. This occurs at the second quarter Compensation and Human Resources Committee meeting, because recent financial and compensation data are available at this time.
The Compensation and Human Resources Committee uses the following screening methodology, which formulates a peer group focused on the characteristics and industries most relevant to the Company:
•
Start with the 50 largest U.S. companies by revenue.

•
Among those companies, identify companies in sectors most relevant to the Company:

– Managed Health Care	– Pharma/Life Sciences	– Technology
– Health Care	– Financial Services

•
Include the Company’s five largest managed care competitors, even if they do not meet the other screening criteria.

This screening process resulted in the 20 companies set forth below.
Alphabet Inc. (GOOGL)	The Cigna Group (CI)	JPMorgan Chase & Co. (JPM)
Amazon.com, Inc. (AMZN)	Citigroup Inc. (C)	McKesson Corporation (MCK)
Apple Inc. (AAPL)	CVS Health Corporation (CVS)	Microsoft Corporation (MSFT)
Bank of America Corporation (BAC)	Elevance Health Inc. (ELV)	Pfizer (PFE)
Cardinal Health, Inc. (CAH)	Humana Inc. (HUM)	Walmart, Inc. (WMT)
Cencora, Inc. (COR)	International Business Machines (IBM)	Wells Fargo & Company (WFC)
Centene Corporation (CNC)	Johnson & Johnson (JNJ)
Once the process is concluded and peer group companies are selected, the Compensation and Human Resources Committee generally uses the market data as follows:
•
At the fourth quarter Compensation and Human Resources Committee meeting, Pay Governance, our independent consultant, presents an annual review of the market competitiveness of the Company’s executive compensation levels for the Company’s executive officers. The review compares the compensation opportunities provided to the Company’s executive officers to peer group companies on a position-by-position basis and on an aggregate basis.

•
At the first quarter Compensation and Human Resources Committee meeting, the Compensation and Human Resources Committee determines pay opportunities for each officer using the market competitiveness assessment from the previous fourth quarter as a reference point.

•
In addition, the Compensation and Human Resources Committee takes into consideration the individual officer’s tenure in such position, Company performance against previously established performance goals,

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each officer’s individual performance, the CEO’s recommendations and other relevant business performance that may not be adequately captured by the Company and individual officer goals.
Competitive Positioning
The Compensation and Human Resources Committee believes total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation such as performance shares and stock options, but it does not target a specific mix of annual and long-term compensation or cash and stock compensation. The Company is distinctive in terms of the diversity and complexity of its businesses, which include health care benefits spanning both private and public payors, health care delivery, pharmacy services and health technology. The limited pool of executives with the ability to address the wide range of regulatory and policy issues presented by the different businesses is another factor the Compensation and Human Resources Committee considers when making compensation decisions.
In general, the Compensation and Human Resources Committee’s goal is to achieve target total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group, which was the case for 2025. The Compensation and Human Resources Committee believes this range is an appropriate reflection of the Company’s relative size in comparison to our peer group. Specifically, the Company is positioned above the 75th percentile of our peer group on key measures such as revenue (90th percentile) and number of employees (90th percentile), as shown below. Relative to the median of the peers, we are 2.1 times the median on revenues, 1.2 times the median on market capitalization and 2.2 times the median in terms of employees. Thus, we are larger than most of our peers as reflected below (data as of December 31, 2025):

Annual Revenue*
PFE
IBM
WFC
BAC
C
JNJ
HUM
JPM
CNC
ELV
CAH
CI
MSFT
MCK
COR
CVS
GOOGL
AAPL
UnitedHealth Group
WMT
AMZN
Minimum $63B
50th Percentile $211B
75th Percentile $369B
90th Percentile $448B
Maximum $717B
Market Capitalization*
CNC
HUM
COR
ELV
CAH
CI
CVS
MCK
PFE
C
IBM
UnitedHealth Group
WFC
58th Percentile $299B
BAC
JNJ
JPM
WMT
AMZN
MSFT
GOOGL
AAPL
Minimum $20B
50th Percentile $243B
75th Percentile $880B
Maximum $4,017B
Employees*
MCK
CAH
COR
CNC
HUM
CI
PFE
ELV
AAPL
JNJ
GOOGL
MSFT
BAC
C
WFC
IBM
CVS
JPM
UnitedHealth Group
WMT
AMZN
Minimum 45,000
50th Percentile 178,410
75th Percentile 237,075
90th Percentile 390,000
Maximum 2,100,000

*
Chart includes NYSE and Nasdaq ticker symbols of our peer group. Please refer to Peer Group chart for corresponding company name.

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Use of Tally Sheets
When approving compensation decisions, the Compensation and Human Resources Committee reviews tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer’s total compensation. The tally sheets include a summary of all stock compensation awards previously granted to each executive officer, the gain realized from past vesting or exercise of stock compensation awards, the value of unvested stock compensation awards and the projected value of accumulated stock compensation awards based upon then current stock price scenarios. The tally sheets help the Compensation and Human Resources Committee members analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could potentially accumulate in the future.
Other Compensation Practices
Executive Stock Ownership Guidelines
The Compensation and Human Resources Committee believes that executive stock ownership aligns management’s interests with those of shareholders and fosters a long-term outlook, while also mitigating compensation risk.
In February 2026, in response to shareholder preference that we strengthen the alignment of executives’ interests with those of long-term shareholders, the Compensation and Human Resources Committee approved an amendment to our stock ownership guidelines to increase the requirement applicable to the CEO from eight to ten times his base salary.
Under our updated stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company’s common stock with the following values within five years of the executive officer’s election or appointment as an executive officer:
•
for the CEO, ten times base salary;

•
for executive officers who are direct reports of the CEO, or the Chief Executive Officer of Optum or UnitedHealthcare, three times base salary; and

•
for any other executive officers who are not direct reports of the CEO, two times base salary.

Stock options do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs are counted toward the satisfaction of the ownership requirements. The Compensation and Human Resources Committee periodically reviews compliance with the ownership requirements. As of April 2, 2026, all of our named executive officers complied with the ownership requirements.
Stock Retention Policy
The Board has established a stock retention policy for executive officers subject to Section 16 of the Exchange Act, which includes our named executive officers. Under this policy, Section 16 officers are generally required to retain for at least one year one-third of the net shares acquired upon the vesting or exercise of any stock compensation awards. In addition, in February 2026, Mr. Hemsley’s stock option award agreement was amended to add a two-year retention requirement to the stock option grant to Mr. Hemsley following the three-year vesting period.
Transactions in Company Securities; Prohibition on Hedging, Short Sales and Pledging
In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales and hedging transactions of our common stock by all employees and directors. Hedging transactions include, for example, purchase or sale of options (puts or calls, whether covered or uncovered), equity swaps or other derivatives directly linked to the Company’s securities. Additionally, our insider trading policy prohibits pledging transactions by directors and executive officers and discourages our non-executive employees from pledging transactions.
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Consideration of Risk in Named Executive Officer Compensation
Our compensation program is balanced, focused on long-term pay-for-performance, allows for discretion and is overseen by an independent Compensation and Human Resources Committee. The Compensation and Human Resources Committee believes the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:
•
Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

•
Our stock compensation awards are delivered through a balanced mix of performance shares, RSUs and stock options to encourage sustained performance over time;

•
A large majority of management compensation is delivered in long-term incentives that vest over multiple years;

•
No duplicative metrics between annual and long-term incentive programs;

•
Payouts are capped under the annual incentive and performance share programs;

•
We have stock ownership guidelines for our executive officers;

•
We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award granted; and

•
We have a clawback policy that entitles the Board to seek reimbursement from any executive directly involved in misconduct causing a restatement of financials, detrimental conduct or violation of certain employment agreement provisions, including any non-compete, non-solicit or confidentiality provisions. Actions that trigger this clawback policy may require an executive to reimburse all or a portion of certain annual incentive payments and stock compensation awards. The Board also has the right to cancel or reduce the executive’s rights to any incentive payment or stock compensation awards. In addition, the Company adopted a Dodd-Frank compliant clawback policy in 2023 that provides for the recoupment of incentive compensation from current and former executive officers in the event the company is required to prepare an accounting restatement due to material noncompliance with securities law.

In addition, our Compensation and Human Resources Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors. As discussed in Incentive Compensation Risk Assessment, a compensation risk assessment is performed annually and the results are reviewed with the Compensation and Human Resources Committee.
Potential Impact on Compensation from Executive Misconduct / Compensation Clawbacks
If the Compensation and Human Resources Committee determines an executive officer has engaged in detrimental conduct as defined in the clawback policy, it may take a range of actions to remedy the detrimental conduct in order to prevent its recurrence and impose appropriate discipline, including, without limit: (i) terminating employment; (ii) initiating legal action against the executive officer; and (iii) requiring reimbursement of (or canceling or reducing) rights to any annual incentive payments or stock compensation awards subject to the clawback policy. In addition, with respect to our senior executives, including our named executive officers, if the misconduct causes, in whole or in part, a material restatement of the Company’s financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results; (b) canceling all outstanding vested and unvested stock compensation awards subject to the clawback policy and requiring the executive officer return to the Company all gains from stock compensation awards realized during the 12-month period following the filing of the incorrect financial statements; and (c) seeking reimbursement of the entire amount of any bonus paid.
The Company has also adopted a Dodd-Frank compliant clawback policy which applies to our current and former executive officers. The policy provides for mandatory clawback in certain situations as required by SEC and NYSE rules. Specifically, in the event the Company’s financial results are restated due to material noncompliance with any financial reporting requirement, the Company will recover any erroneously awarded compensation received by any covered officer during the applicable period. The clawback period covers the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement, as well as any applicable
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transition period. The erroneously awarded compensation equals the amount of incentive-based compensation received by a covered officer that exceeds the amount of incentive-based compensation that otherwise would have been received by such covered officer had it been determined based on the restated amounts, computed without regard to any taxes paid.
Tax Considerations
Internal Revenue Code Section 162(m)(6) addresses the tax deductibility of compensation paid by health insurance providers, including the Company. Section 162(m)(6) provides an annual tax deduction limit of $500,000 per person per year for compensation that we pay to any of our employees, directors, officers and any other individuals who provide services to or on behalf of the Company. While the Compensation and Human Resources Committee considers the impact of Section 162(m)(6), it believes shareholder interests are best served by not restricting the Compensation and Human Resources Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.
Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. This report was provided by the following independent directors who comprise the Compensation and Human Resources Committee:

Members of the Compensation and Human Resources Committee Paul Garcia (Chair) F. William McNabb III Valerie Montgomery Rice, M.D. John Noseworthy, M.D.
The members of the Compensation and Human Resources Committee listed above participated in the review, discussion and recommendation with respect to the Compensation Discussion and Analysis.
Compensation and Human Resources Committee Interlocks and Insider
Participation
During fiscal 2025, Paul Garcia, Timothy Flynn, Valerie Montgomery Rice, M.D., John Noseworthy, M.D. and F. William McNabb III served on the Compensation and Human Resources Committee. On August 20, 2025, Mr. McNabb joined the Compensation and Human Resources Committee and Paul Garcia replaced Timothy Flynn as the Chair of the Compensation and Human Resources Committee. None of these persons had ever been an officer or employee of the Company or any of its subsidiaries while serving on the Compensation and Human Resources Committee. Furthermore, during 2025, none of these persons served as a member of the Compensation and Human Resources Committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our Compensation and Human Resources Committee or Board.
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2025 Summary Compensation Table
The following table provides certain summary information for the years ended December 31, 2025, 2024 and 2023 relating to compensation paid or granted to or accrued by us, on behalf of our named executive officers.*
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Stephen Hemsley Chief Executive Officer	2025	596,154	—	—	60,000,024	—	341,884	60,938,062
Wayne DeVeydt Chief Financial Officer	2025	284,615	1,200,000	8,250,430	3,250,045	1,500,000	97,594	14,582,684
Timothy Noel Chief Executive Officer, UnitedHealthcare	2025	981,827	—	15,000,506	2,000,079	1,750,000	469,334	20,201,746
Patrick Conway, M.D. Chief Executive Officer, Optum	2025	980,577	—	15,000,919	2,000,086	1,750,000	191,028	19,922,610
Christopher Zaetta Executive Vice President Chief Legal Officer and Corporate Secretary	2025	845,192	—	12,250,835	1,750,010	925,000	21,270	15,792,307
	2024	748,077	—	3,750,990	1,250,076	890,000	234,152	6,873,295
Andrew Witty Former Chief Executive Officer	2025	903,846	—	17,250,591	5,750,048	—	694,887	24,599,372
	2024	1,500,000	—	17,250,065	5,750,053	1,500,000	339,097	26,339,215
	2023	1,500,000	—	15,000,970	5,000,114	1,800,000	233,852	23,534,936
John Rex Former President and Chief Financial Officer	2025	1,400,000	—	11,250,189	3,750,088	—	8,075,704	24,475,981
	2024	1,342,308	—	11,250,762	3,750,184	2,100,000	287,929	18,731,183
	2023	1,200,000	—	10,050,636	3,350,074	1,440,000	33,427	16,074,137

*
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please also see “Executive Employment Agreements” below for a description of the material terms of each named executive officer’s employment agreement.

(1)
All principal positions set forth above are as of December 31, 2025. Stephen Hemsley was named Chief Executive Officer on May 12, 2025, following Andrew Witty’s decision to step down as CEO for personal reasons. Wayne DeVeydt was named Executive Vice President, Chief Financial Officer on September 2, 2025, succeeding John Rex who transitioned from his previous role as President and CFO to a Strategic Advisor role. Timothy Noel was named Executive Vice President and CEO, UnitedHealthcare on January 22, 2025. Patrick Conway, M.D. was named Executive Vice President and CEO, Optum on May 6, 2025.

(2)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2025, 2024 and 2023. Timothy Noel and Patrick Conway, M.D. deferred salary in 2025 under our Executive Savings Plan.

(3)
Reflects sign-on cash bonus paid to Wayne DeVeydt to replace forgone compensation when he joined the Company. The sign-on cash bonus is subject to a clawback if Mr. DeVeydt is terminated by the Company for Cause or resigns without Good Reason.

(4)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2025, 2024 and 2023 and are computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2025 and the grant date fair value of performance shares granted in 2025 if target performance and maximum performance were achieved are as follows:

Name	Restricted Stock Units ($)	Performance Shares
		Target ($)	Maximum ($)
Stephen Hemsley	—	—	—
Wayne DeVeydt	3,250,120	5,000,310	6,750,419
Timothy Noel	2,000,134	13,000,372	20,150,676
Patrick Conway, M.D.	2,000,272	13,000,647	20,151,226
Christopher Zaetta	1,750,431	10,500,404	16,450,780
Andrew Witty	5,750,197	11,500,394	23,000,788
John Rex	3,750,063	7,500,126	15,000,252
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See the “2025 Grants of Plan-Based Awards” table for more information on stock awards granted in 2025.
(5)
The actual value to be realized by a named executive officer depends upon the performance of the Company’s stock and the length of time the award is held. No value will be realized with respect to any award if the Company’s stock price does not increase following the award’s grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2025 reflect the aggregate grant date fair value of stock options granted in 2025 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(6)
Amounts reported reflect annual cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2025 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award ($)	Amount of Annual Cash Incentive Award Deferred ($)
Stephen Hemsley	—	—
Wayne DeVeydt	1,500,000	—
Timothy Noel	1,750,000	175,000
Patrick Conway, M.D.	1,750,000	437,500
Christopher Zaetta	925,000	277,500
Andrew Witty	—	—
John Rex	—	—

(7)
All other compensation for 2025 includes the following:

Name	Company Matching Contributions Under 401(k) Savings Plan ($)	Insurance Premiums ($)	Executive Security ($)	Tax Equalization and Tax Return Preparation ($)	Severance ($)
Stephen Hemsley	15,750	28,523	297,611	—	—
Wayne DeVeydt	—	2,382	95,212	—	—
Timothy Noel	15,750	5,308	448,276	—	—
Patrick Conway, M.D.	15,750	5,520	165,185	—	—
Christopher Zaetta	15,750	5,520	—	—	—
Andrew Witty	—	15,840	373,009	306,038	—
John Rex	15,750	18,577	329,377	—	7,712,000
Andrew Witty notified the Company of his decision to voluntarily step down from the position of CEO, effective May 12, 2025 and accordingly, no severance is payable. Pursuant to the terms of his employment agreement, Mr. Rex will be entitled to the severance payment when he departs the Company in accordance with the terms of his employment agreement.
As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2025 if the aggregate amount of such compensation to each such named executive officer was less than $10,000. The Company provided each of the named executive officers a $2.0 million face value term life insurance policy. The executive security amounts set forth in the table above represent the costs of personal and home security services provided for our named executive officers.
Andrew Witty is provided with tax equalization assistant pursuant to the Company’s tax equalization policy to ensure that as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom. This policy also aids in preparation of tax returns due to the complexity of multi-jurisdictional filing requirements.
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2025 Grants of Plan-Based Awards
The following table presents information regarding each grant of an award under our compensation plans made during fiscal year 2025 to our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen Hemsley
Annual Cash Incentive Award(2)	—	—	—	—	—	—	—	—	—	—	—
Stock Option Award(3)	5/14/2025	—	—	—	—	—	—	—	602,773	308.01	60,000,024
Wayne DeVeydt
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)	12/22/2025(6)	—	—	—	1	15,378	20,760	—	—	—	5,000,310
RSU Award(3)	9/2/2025	—	—	—	—	—	—	10,525	—	—	3,250,120
Stock Option Award(3)	9/2/2025	—	—	—	—	—	—	—	42,551	308.80	3,250,045
Timothy Noel
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)	2/20/2025(5)	—	—	—	7	7,962	15,924	—	—	—	4,000,268
	12/22/2025(6)	—	—	—	1	27,679	37,367	—	—	—	9,000,104
RSU Award(3)	2/20/2025	—	—	—	—	—	—	3,981	—	—	2,000,134
Stock Option Award(3)	2/20/2025	—	—	—	—	—	—	—	16,884	502.42	2,000,079
Patrick Conway, M.D.
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)	2/20/2025(5)	—	—	—	6	5,972	11,944	—	—	—	3,000,452
	6/2/2025(5)	—	—	—	3	3,282	6,564	—	—	—	1,000,091
	12/22/2025(6)	—	—	—	1	27,679	37,367	—	—	—	9,000,104
RSU Award(3)	2/20/2025	—	—	—	—	—	—	2,986	—	—	1,500,226
	6/2/2025	—	—	—	—	—	—	1,641	—	—	500,046
Stock Option Award(3)	2/20/2025	—	—	—	—	—	—	—	12,663	502.42	1,500,059
	6/2/2025	—	—	—	—	—	—	—	6,550	304.72	500,027
Christopher Zaetta
Annual Cash Incentive Award(2)	—	956,250	1,062,500	2,125,000	—	—	—	—	—	—	—
Performance Share Award(3)	2/20/2025(5)	—	—	—	7	6,967	13,934	—	—	—	3,500,360
	12/22/2025(6)	—	—	—	1	21,528	29,063	—	—	—	7,000,044
RSU Award(3)	2/20/2025	—	—	—		—	—	3,484	—	—	1,750,431
Stock Option Award(3)	2/20/2025	—	—	—	—	—	—	—	14,773	502.42	1,750,010
Andrew Witty
Annual Cash Incentive Award(2)	—	—	—	—	—	—	—	—	—	—	—
Performance Share Award(4)	2/20/2025	—	—	—	21	22,890	45,780	—	—	—	11,500,394
RSU Award(3)	2/20/2025	—	—	—	—	—	—	11,445	—	—	5,750,197
Stock Option Award(3)	2/20/2025	—	—	—	—	—	—	—	48,540	502.42	5,750,048
John Rex
Annual Cash Incentive Award(2)	—	2,520,000	2,800,000	5,600,000	—	—	—	—	—	—	—
Performance Share Award(3)(5)	2/20/2025	—	—	—	14	14,928	29,856	—	—	—	7,500,126
RSU Award(3)	2/20/2025	—	—	—	—	—	—	7,464	—	—	3,750,063
Stock Option Award(3)	2/20/2025	—	—	—	—	—	—	—	31,657	502.42	3,750,088
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.
(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company’s stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company’s stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value of each RSU award and targeted grant date value of each performance share award were computed

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in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. Under the 2020 Stock Incentive Plan, all stock-based compensation awards are subject to one-year minimum vesting requirements, subject to an exception for a limited number of shares not to exceed 5%. Stock-based compensation awards to employees are generally subject to three- or four-year vesting provisions. For additional information on vesting of 2025 Grants of Plan-Based Awards, see footnote 3 below.
(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2025. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company’s net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation and Human Resources Committee has limited annual cash incentive payouts to executive officers to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer’s target amount. For any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) NPS and (v) employee experience index. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved on an approved performance measure, the Compensation and Human Resources Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2025 awards are reported in the 2025 Summary Compensation Table.

(3)
Amounts represent grants under the 2020 Stock Incentive Plan. RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. No dividend equivalents are paid on performance shares.

(4)
Andrew Witty’s February 20, 2025, performance share award was cancelled with his consent following his transition from Chief Executive Officer to a senior advisor role with reduced responsibilities, in accordance with the Company’s 2020 Stock Incentive Plan.

(5)
Amounts represent the estimated future number of performance shares that may be earned under our 2020 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares the executive officer will receive will be determined at the conclusion of the 2025-2027 performance period and will be dependent upon the Company’s achievement of a cumulative AEPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on at least one of the performance measures.

(6)
Amounts represent the estimated future number of performance shares that may be earned under our 2020 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares the executive officer will receive will be determined at the conclusion of the 2026-2028 performance period and will be dependent upon the Company’s achievement of specified Company performance measures relating to enterprise and business segment financial results, cost reduction, cyber security and artificial intelligence approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on at least one of the performance measures.

2026 Proxy Statement 58

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table presents information regarding outstanding equity awards held at the end of fiscal year 2025 by our named executive officers.
	Option Awards					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise/ Grant Price ($)	Option Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Stephen Hemsley	5/14/2025	—	602,773(3)	308.01	5/14/2035	—	—	—	—	—
Wayne DeVeydt	9/2/2025	—	42,551(4)	308.80	9/2/2035	12/22/2025	—	—	15,378(8)	5,076,432
	—	—	—	—	—	9/2/2025	10,662(5)	3,519,633	—	—
Timothy Noel	2/20/2025	—	16,884(4)	502.42	2/20/2035	12/22/2025	—	—	27,679(8)	9,137,115
	2/21/2024	1,816	5,449(4)	521.97	2/21/2034	2/20/2025	4,079(5)	1,346,519	—	—
	2/23/2023	2,790	2,791(4)	491.69	2/23/2033	2/20/2025	—	—	7,962(7)	2,628,336
	2/14/2022	4,227	1,410(4)	474.40	2/14/2032	2/21/2024	1,496(5)	493,845	—	—
	2/22/2021	4,464	—	327.64	2/22/2031	2/21/2024	—	—	3,832(7)	1,264,982
	2/13/2020	2,969	—	302.20	2/13/2030	2/23/2023	806(5)	266,069	—	—
	—	—	—	—	—	2/14/2022	367(5)	121,150	—	—
Patrick Conway, M.D.	6/2/2025	—	6,550(4)	304.72	6/2/2035	12/22/2025	—	—	27,679(8)	9,137,115
	2/20/2025	—	12,663(4)	502.42	2/20/2035	6/2/2025	1,674(5)	552,604	—	—
	2/21/2024	2,724	8,174(4)	521.97	2/21/2034	6/2/2025	—	—	3,282(7)	1,083,421
	2/23/2023	3,721	3,721(4)	491.69	2/23/2033	2/20/2025	3,059(5)	1,009,806	—	—
	2/14/2022	9,756	3,253(4)	474.40	2/14/2032	2/20/2025	—	—	5,972(7)	1,971,417
	6/7/2021	5,680	—	400.25	6/7/2031	2/21/2024	2,245(5)	741,097	—	—
	2/22/2021	21,423	—	327.64	2/22/2031	2/21/2024	—	—	5,748(7)	1,897,472
	2/13/2020	2,248	—	302.20	2/13/2030	6/5/2023	1,410(6)	465,455	—	—
	—	—	—	—	—	2/23/2023	1,074(5)	354,538	—	—
	—	—	—	—	—	2/14/2022	846(5)	279,273	—	—
Christopher Zaetta	2/20/2025	—	14,773(4)	502.42	2/20/2035	12/22/2025	—	—	21,528(8)	7,106,608
	6/3/2024	937	2,811(4)	497.44	6/3/2034	2/20/2025	3,570(5)	1,178,493	—	—
	2/21/2024	1,362	4,087(4)	521.97	2/21/2034	2/20/2025	—	—	6,967(7)	2,299,876
	2/23/2023	2,558	2,558(4)	491.69	2/23/2033	6/3/2024	783(5)	258,476		—
	2/14/2022	6,504	2,169(4)	474.40	2/14/2032	6/3/2024	—	—	2,011(7)	663,851
	2/22/2021	6,249	—	327.64	2/22/2031	2/21/2024	1,122(5)	370,383		—
	—	—	—	—	—	2/21/2024	—	—	2,874(7)	948,736
	—	—	—	—	—	2/23/2023	740(5)	244,281	—	—
	—	—	—	—	—	2/14/2022	564(5)	186,182	—	—
Andrew Witty	2/20/2025	—	48,540(4)	502.42	2/20/2035	2/20/2025	11,726(5)	3,870,870	—	—
	2/21/2024	10,443	31,330(4)	521.97	2/21/2034	2/21/2024	8,602(5)	2,839,606	—	—
	2/23/2023	18,603	18,603(4)	491.69	2/23/2033	2/21/2024	—	—	22,032(7)	7,272,984
	2/14/2022	26,830	8,944(4)	474.40	2/14/2032	2/23/2023	5,372(5)	1,773,351	—	—
	2/22/2021	51,325	—	327.64	2/22/2031	2/14/2022	2,325(5)	767,506	—	—
	2/13/2020	50,817	—	302.20	2/13/2030	—	—	—	—	—
	11/6/2019	17,845	—	250.52	11/6/2029	—	—	—	—
	2/26/2019	30,078	—	262.98	2/26/2029	—	—	—	—	—
	6/5/2018	23,548	—	244,43	6/5/2028	—	—	—	—	—
2026 Proxy Statement 59

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
	Option Awards					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise/ Grant Price ($)	Option Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
John Rex	2/20/2025	—	31,657(4)	502.42	2/20/2035	2/20/2025	7,317(5)	2,415,415	—	—
	6/3/2024	281	844(4)	497.44	6/3/2034	2/20/2025	—	—	14,928(7)	4,927,882
	2/21/2024	6,538	19,616(4)	521.97	2/21/2034	6/3/2024	235(5)	77,576	—	—
	2/23/2023	12,464	12,464(4)	491.69	2/23/2033	6/3/2024	—	—	604(7)	199,386
	2/14/2022	20,163	6,722(4)	474.40	2/14/2032	2/21/2024	5,386(5)	1,777,972	—	—
	2/22/2021	40,703	—	327.64	2/22/2031	2/21/2024	—	—	13,794(7)	4,553,537
	2/13/2020	42,744	—	302.20	2/13/2030	2/23/2023	3,599(5)	1,188,066	—	—
	2/26/2019	37,410	—	292.98	2/26/2029	2/14/2022	1,748(5)	577,032	—	—
	2/13/2018	29,468	—	226.64	2/13/2028	—	—	—	—	—
	2/8/2017	43,561	—	160.31	2/8/2027	—	—	—	—	—
	6/7/2016	56,416	—	136.94	6/7/2026	—	—	—	—	—
	2/9/2016	31,623	—	111.16	2/9/2026	—	—	—	—	—

(1)
The expiration date shown is the latest date that stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with the named executive officer’s termination of employment.

(2)
Based on the per share closing market price of our common stock on December 31, 2025, of $330.11.

(3)
Vest 100% on the third anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(5)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement-eligible executive officers. Generally, a portion of a retirement-eligible executive officer’s award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable Federal Insurance Contributions Act (FICA) taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement-eligible during that year or in the first year the executive officer becomes retirement-eligible. The remainder of the award vests proportionally over the remaining vesting period. Andrew Witty and John Rex are retirement eligible. In Mr. Witty’s case, his FICA taxes are addressed via the Company’s Tax Equalization Policy as he is held to a United Kingdom tax standard.

(6)
Vest 33-1/3% annually over a three-year period beginning on the first anniversary of the grant date.

(7)
Vest 100% at the end of the three-year performance period. The number of performance shares the executive officer will receive is dependent upon the achievement of a cumulative AEPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The number of performance shares reported above for grants made in 2025 and 2024 is at the target number established by the Compensation and Human Resources Committee because we currently believe that is the probable outcome based on the Company’s performance through December 31, 2025.

(8)
Vest 100% at the end of the three-year performance period. The number of performance shares the executive officer will receive is dependent upon the achievement of specified Company performance measures relating to enterprise and business segment financial results, cost reduction, cyber security and artificial intelligence metrics approved by the Compensation and Human Resources Committee. The number of performance shares reported is at the target number established by the Compensation and Human Resources Committee because we currently believe that is the probable outcome based on the Company’s performance through December 31, 2025.

2026 Proxy Statement 60

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
2025 Option Exercises and Stock Vested
The following table presents information regarding the exercise of stock options during fiscal year 2025 by our named executive officers and vesting of performance shares and RSUs held by our named executive officers for fiscal year 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy Noel	—	—	1,743	833,593
Patrick Conway, M.D.	—	—	5,003	2,090,859
Christopher Zaetta	—	—	2,238	1,033,002
Andrew Witty	—	—	10,592	5,070,062
John Rex	25,504	10,775,695	7,604	3,592,020

(1)
Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise or the weighted average selling price if same-day sales occurred and (b) the exercise price of the stock options.

2025 Non-Qualified Deferred Compensation
The following table presents information as of the end of 2025 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2025.
Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate Withdrawals/ Distributions ($)(4) (e)	Aggregate Balance at Last FYE ($)(5) (f)
Stephen Hemsley	—	—	—	—	—
Wayne DeVeydt	—	—	—	—	—
Timothy Noel	210,183	—	250,520	—	1,967,433
Patrick Conway, M.D.	272,306	—	139,384	—	1,116,013
Christopher Zaetta	267,000	—	116,852	—	876,842
Andrew Witty	—	—	—	—	—
John Rex	—	—	621,648	—	3,927,182

(1)
All amounts in these columns have been reported as compensation in the 2025 Summary Compensation Table.

(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may currently defer up to 80% of their eligible annual base salary and up to 100% of their annual cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company’s practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a predetermined collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above market earnings or preferential earnings to amounts deferred. Employees may change their selection of measuring investments daily.

(4)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee’s termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates or a combination

2026 Proxy Statement 61

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.
(5)
This column includes the amounts shown in column (b) above as well as the following executive contributions reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Stephen Hemsley	—
Wayne DeVeydt	—
Timothy Noel	—
Patrick Conway, M.D.	—
Christopher Zaetta	180,000
Andrew Witty	—
John Rex	1,100,203
2026 Proxy Statement 62

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Executive Employment Agreements
We have entered into an employment agreement with each of the named executive officers. The table below and the narrative that follows summarize the material terms of their respective employment agreements.
Summary of Compensation Components
Compensation Component	Stephen Hemsley	Wayne DeVeydt	Timothy Noel	Patrick Conway, M.D.	Christopher Zaetta	Andrew Witty(4)	John Rex
Base salary(1)	✓	✓	✓	✓	✓	✓	✓
Participation in incentive compensation plans(1)		✓	✓	✓	✓	✓	✓
Stock-based awards(1)	✓	✓	✓	✓	✓	✓	✓
$2 million term life insurance policy(2)	✓	✓	✓	✓	✓	✓	✓
Long-term disability policy(2)(3)	✓	✓	✓	✓	✓	✓	✓
Generally available employee benefit programs	✓	✓	✓	✓	✓	✓	✓

(1)
Any adjustments to base salary, actual bonuses payable and stock-based awards are at the discretion of the Compensation and Human Resources Committee.

(2)
Benefit provided at the Company’s expense.

(3)
Annual benefit covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

(4)
Andrew Witty’s employment agreement allowed him, as CEO, to participate in the Company’s incentive compensation plans and receive stock-based awards. As part of his transition to Senior Advisor, Mr. Witty is no longer eligible to receive incentive plan payouts or stock-based awards.

Termination Provisions
Each employment agreement and each executive officer’s employment may be terminated:
•
by mutual agreement;

•
by the Company with or without “Cause”;

•
by the executive officer; and

•
upon the executive officer’s death or disability that renders him incapable of performing the essential functions of his job, with or without reasonable accommodation.

Each executive officer may also terminate his employment agreement and employment at any time for “Good Reason.” If the executive officer’s employment is terminated by the Company without “Cause” or by the executive officer for “Good Reason,” the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of:
•
200% of his annualized base salary as of his or her termination date;

•
200% of the average of his last two calendar year bonuses, or if termination occurs within two years from the start of employment with the Company, 200% of his target incentive, excluding any stock compensation awards and any special or one-time bonus or incentive compensation payments; and

•
$12,000 to offset the costs of benefit continuation coverage.

The severance compensation is payable over a 24-month period for each executive officer. In addition, under the terms of John Rex’s employment agreement, if the Company terminates Mr. Rex’s employment without Cause or if Mr. Rex terminates employment for “Good Reason,” Mr. Rex has the option to remain employed in an advisory capacity for one year (at his then-current annual base salary and target bonus) following notification of termination.
2026 Proxy Statement 63

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Material Definitions
As defined in each executive officer’s employment agreement, “Cause” means (a) material failure to follow the Company’s reasonable direction or to perform any duties reasonably required on material matters; (b) material violation of or failure to act upon or report known or suspected violations of, the Company’s Code of Conduct; (c) conviction of any felony, commission of any criminal, fraudulent or dishonest act or any conduct that is materially detrimental to the Company’s interests; or (d) material breach of the employment agreement. The Company must provide the executive office with written notice of Cause within 120 days of discovery and the executive will have 60 days to remedy the conduct if the conduct is reasonably capable of being remedied.
As defined in each executive officer’s employment agreement, “Good Reason” exists if the Company (a) reduces the executive officer’s base salary or long or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees; or (b) makes changes that substantially diminish the executive officer’s duties or responsibilities. For Andrew Witty and John Rex, “Good Reason” also exists if the Company changes the executive officer’s reporting relationship. For Mr. Rex, “Good Reason” also exists if the Company makes changes resulting in him no longer serving as both Chief Financial Officer of the Company and as a member of the Office of the Chief Executive Officer. The executive officer must provide the Company with written notice of the circumstances constituting “Good Reason” within 120 days of discovery and the Company will have 60 days to remedy the circumstances, if they are reasonably capable of being remedied.
Non-Solicitation, Non-Competition and Confidentiality Provisions
Stephen Hemsley, Andrew Witty, Wayne DeVeydt, John Rex, Patrick Conway, M.D. and Christopher Zaetta are subject to provisions prohibiting their solicitation of the Company’s employees and customers or competition with the Company during the term of the employment agreement and for two years following termination of employment for any reason. Timothy Noel is subject to provisions prohibiting his solicitation of the Company’s employees and customers or competition with the Company during the term of the employment agreement and for one year following termination of employment for any reason. For Mr. Zaetta, the non-competition prohibitions are applicable only to the extent permissible under the American Bar Association Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law or any applicable state counterpart. In addition, each executive officer is always prohibited from disclosing Company confidential information.
2026 Proxy Statement 64

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Treatment of Stock Awards Upon Termination of Employment
Award Type and Vesting Terms	Termination Provisions
Performance Share Award*
•
Unvested performance share awards will vest if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., “double trigger” vesting), as these terms are defined in the award agreement. The number of performance awards that vest will be dependent upon the performance vesting criteria that have been satisfied.

•
If the executive officer is retirement-eligible, upon retirement, the number of performance shares earned at the end of the performance period based on actual performance, if any, will vest as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer served for at least one year of the performance period.

•
Upon termination of employment for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement), the executive officer will receive at the end of the applicable performance period, a pro rata number of performance shares that are earned, if any, based on the number of full months employed plus the number of months for any severance period.

•
Upon death or disability, the executive officer will receive at the end of the applicable performance period, the number of performance shares that are earned, if any.

RSU Award* and Stock Option Award*
•
Unvested RSU and stock option awards will vest in full if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., “double trigger” vesting), as these terms are defined in the award agreement.

•
If the executive officer is retirement-eligible, upon retirement, unvested awards will continue to vest on the regular scheduled vesting schedule subject to continued compliance with the terms and conditions of the award agreement including restrictive covenants (which include non-competition provisions).

•
Unless the executive officer is retirement-eligible, awards are subject to forfeiture upon termination of employment unless the termination of employment is for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement) in which case unvested awards continue to vest during any severance period.

•
Unvested RSU and stock option awards will vest in full upon death or disability.

*
An executive officer will forfeit all or a portion of his or her awards or be required to repay the Company for the value realized in respect of all or a portion of the awards if (1) for all awards, the executive officer violates the Company’s clawback policy or the restrictive covenants (which include non-competition provisions) set forth in the award agreement; and (2) in the case of performance share awards, the executive officer’s share awards constitute erroneously awarded compensation as defined in the Company’s clawback policy.

2026 Proxy Statement 65

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2025, except for John Rex whose severance payment pursuant to the terms of his employment agreement is set forth in the Summary Compensation Table and the value of continued vesting of his outstanding equity awards, which is set forth in footnote 2 to the table. Andrew Witty notified the Company of his decision to step down from the position of CEO, effective May 12, 2025 and, accordingly, Mr. Witty, who continued to serve as a senior advisor to the Company as of December 31, 2025, was not entitled to any payments during the fiscal year in connection with his stepping down as an officer of the Company. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including pursuant to the terms of the stock awards described under “Compensation Discussion and Analysis — Annual Compensation — Long-Term Incentive Compensation” and each of their employment agreements described under “Executive Employment Agreements.”
Name	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)
Stephen Hemsley
Cash Payments	2,012,000	—	—	—	—
Annual Cash Incentive(1)	—	—	—	—	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	13,321,283	13,321,283	13,321,283	—	13,321,283
Total(3)	15,333,283	15,321,283	13,921,283	—	13,321,283
Wayne DeVeydt
Cash Payments	6,012,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	5,597,496	9,502,827	9,502,827	—	9,502,827
Total(3)	11,609,496	15,502,827	14,102,827	4,000,000	9,502,827
Timothy Noel
Cash Payments	3,707,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	11,374,271	15,258,016	15,258,016	—	15,258,016
Total(3)	15,081,271	21,258,016	19,858,016	4,000,000	15,258,016
Patrick Conway, M.D.
Cash Payments	3,637,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	13,501,463	17,658,503	17,658,503	—	17,658,503
Total(3)	17,138,463	23,658,503	22,658,503	4,000,000	17,658,503
Christopher Zaetta
Cash Payments	3,202,000	—	—	—	—
Annual Cash Incentive(1)	—	2,125,000	2,125,000	2,125,000	—
Insurance Benefits	—	2,000,000	510,000	—	—
Continued Equity Vesting(2)	10,089,150	13,256,886	13,256,886	—	13,256,886
Total(3)	13,291,150	17,381,886	15,891,886	2,125,000	13,256,886

(1)
Represents the maximum amount the Compensation and Human Resources Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer’s estate, if applicable) based upon a prorated portion of the award the executive officer would have received but for his death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2025 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been prorated because the table assumes a death, disability or retirement as of December 31, 2025.

(2)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2025 ($330.11), (ii) intrinsic value of the unvested stock options, which is calculated based on the difference between the closing price of our stock on December 31, 2025 ($330.11) and the exercise or grant price of the unvested stock options as of that date and the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2025 ($330.11). If maximum performance is achieved for the performance shares, the amounts for Continued Equity Vesting would be (a) “For Good Reason or Not for Cause”, $13,321,283 for Mr. Hemsley; $6,781,997 for Mr. DeVeydt; $17,339,621 for Mr. Noel; $20,585,805 for Dr. Conway; and $15,659,822 for Mr. Zaetta; (b) for “Death” and “Disability”, $13,321,283 for

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Mr. Hemsley; $11,279,578 for Mr. DeVeydt; $22,349,324 for Mr. Noel; $25,808,803 for Dr. Conway; and $19,656,662 for Mr. Zaetta; and (c) for “Change in Control”, $13,321,283 for Mr. Hemsley; $11,279,578 for Mr. DeVeydt; $22,349,324 for Mr. Noel; $25,808,803 for Dr. Conway; and $19,656,662 for Mr. Zaetta.
“For Good Reason or Not for Cause,” the amount includes the value of unvested stock compensation awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance period. For “Retirement,” the amount includes the value of certain unvested stock compensation awards granted in 2022, 2023, 2024 and 2025 that will continue to vest and be exercisable for a period of five years (but not after the award’s expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2025. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable.
(3)
Does not include the value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the Summary Compensation Table executive compensation disclosure requirements, plus the value of employer-paid health insurance contributions. The median employee compensation was $81,474 and the CEO’s compensation was $60,950,571. Accordingly, the CEO to median employee pay ratio is 748:1. However, as reflected in the Summary Compensation Table, a significant portion of Mr. Hemsley’s compensation is due to his one-time stock option grant at time of his appointment to his role as CEO, so we anticipate our CEO to median employee pay ratio will decrease significantly next year.
The enterprise-wide Company compensation philosophy is designed to attract and retain high-quality talent and provide market-competitive total compensation opportunities that support our pay-for-performance culture. Actual pay practices vary for employees by level and geographic location based on competitive market factors. The most significant difference in the pay practices for the CEO versus the median employee is the use of variable / at-risk compensation.
We consistently applied total cash compensation as the measure to determine the median employee in the global employee population as of October 1, 2025. That workforce population consisted of 386,013 global full-time, part-time, temporary and seasonal employees employed on that date. 103,529 of those employees were located outside the United States and we then applied the de minimis exemption to exclude 14,721 employees in Brazil and Chile (3.8% of the global employee population).
We have a skilled and sustainable workforce with approximately 58% of the people represented in three key talent pillars (42% clinicians, 6% customer-facing employees and 10% information and computer technologists). The median employee (customer-facing employee) is a non-exempt, full-time employee who works within operations as a customer service senior representative in the United States. A summary of the workforce population is provided in the charts below:
By Tenure
By Geography

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Pay vs. Performance
The disclosure included in this section is prescribed by SEC rules and is not incorporated by reference to Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Compensation and Human Resources Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
As described in greater detail above in the “Compensation Discussion and Analysis” section, our executive compensation program strongly links executive pay and the achievement of enterprise goals, which are aligned to the economic interests of our shareholders. This strong pay-for-performance linkage is a core principle of our executive compensation philosophy, with a large majority of executive officers’ compensation at risk and weighted towards long-term compensation to promote long-term shareholder value creation. The robust oversight and governance practices discourage excessive or unnecessary risk-taking and include a balanced set of performance measures with different metrics used for the annual and long-term incentive plans. The stock retention policy requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award. For example, an executive exercising options that have been held for ten years is required to retain one-third of the net shares acquired for an additional year. In addition, compensation clawback policies allow, and in some cases require, the Board to seek cash or stock compensation reimbursement from senior executives in certain circumstances, including specified situations involving financial restatements, material detrimental conduct or violation of non-compete, non-solicit or confidentiality provisions.
The following table sets forth information concerning the compensation imputed to the current and former Principal Executive Officers (each, a PEO) and to the other Named Executive Officers (NEOs) compared to certain performance measures for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO(2)(4) ($)	Summary Compensation Table Total for Former PEO(2)(4) ($)	Compensation Actually Paid Current PEO(1)(2)(5)(6) ($)	Compensation Actually Paid Former PEO(1)(2)(5)(6) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)(4) ($)	Average Compensation Actually Paid Non-PEO Named Executive Officers(1)(3)(5)(6) ($)	TSR ($)	Peer Group TSR (S&P 500 Health Care Index)(7) ($)	Net Income ($)	Adjusted EPS(8) ($)
2025	60,938,062	24,599,372	56,498,799	(7,126,246)	18,995,066	12,563,754	102	148	12,807,000,000	16.35
2024	26,339,215	—	24,226,014	—	10,461,579	10,583,224	153	129	15,242,000,000	27.66
2023	23,534,936	—	20,178,170	—	12,198,157	10,383,382	157	126	23,144,000,000	25.12
2022	20,865,106	—	31,259,796	—	13,210,724	17,698,638	155	124	20,639,000,000	22.19
2021	18,433,143	11,221,093	55,452,750	36,611,403	11,347,389	29,088,841	145	126	17,732,000,000	19.02

(1)
The term compensation actually paid is a mandated SEC naming convention, and the methodology for calculating compensation actually paid also is mandated by the SEC rule. The amount shown for any period, however, does not reflect total compensation earned during the period. Instead, the amounts shown reflect, among other things, adjustments to the grant date fair value of stock compensation awards reported in the Summary Compensation Table to reflect their fair value as of the last day of the fiscal year and increases or decreases in the value of unvested stock compensation awards granted in prior years, which may never actually vest or may have a different value when they do vest. Accordingly, these totals change from year to year based primarily upon share performance, but do not reflect actual compensation paid or earned by an executive for any year. Compensation resulting from an award of options is not actually realized until exercise, which vest over 4 years (three-year cliff vesting for Mr. Hemsley) and have a 10-year duration; vesting of RSUs which vest ratably over 4 years; or completion and achievement of a long-term performance share plan, which has a three-year duration. See footnote 5 below for a more detailed break down between earned/vested and unearned/unvested amounts.

(2)
Mr. Hemsley has served as PEO since May 12, 2025. Mr. Witty served as PEO from February 3, 2021, until May 12, 2025. Mr. Wichmann, the former PEO served until February 2, 2021. These columns reflect amounts for the current and former PEO in 2021 and 2025.

(3)
For 2025, the other NEOs were Mr. DeVeydt, Mr. Noel, Dr. Conway, Mr. Zaetta and Mr. Rex. In 2024, the other NEOs were Mr. Rex, Ms. Cianfrocco, Mr. Zaetta, Ms. McSweeney and Mr. Thompson. For 2022 and 2023, the other NEOs were Mr. Rex, Mr. McMahon, Mr. Thompson and Mr. Bondy. For 2021, the other NEOs were Mr. Rex, Mr. McMahon, Mr. Thompson and Ms. Short.

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(4)
The values reflected in this column reflect the Total compensation set forth in the Summary Compensation Table (SCT) on page 55. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(5)
In accordance with SEC rules, the Compensation Actually Paid (CAP) totals reflected in these columns is computed by deducting and adding the following amounts from the Total column of the SCT (fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP). The change in value from the SCT to CAP is based on the change in fair value of outstanding long-term incentive awards which is primarily driven by changes in our share price and company performance between measurement dates:

2025	Current PEO ($)	Former PEO ($)	Non-PEO NEOs ($)
SCT Total Compensation	60,938,062	24,599,372	18,995,066
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	(60,000,024)	(23,000,639)	(14,900,637)
Add Fair Value of Awards Granted in 2025 (Unvested / Unearned) as of 12/31/25	55,560,761	6,833,328	12,507,329
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/25		(13,539,636)	(3,441,234)
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2025 as of the Vesting Date		(2,018,671)	(596,769)
CAP Total	56,498,799	(7,126,246)	12,563,754
2024	Current PEO ($)	Non-PEO NEOs ($)
SCT Total Compensation	26,339,215	10,461,579
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	(23,000,118)	(8,100,932)
Add Fair Value of Awards Granted in 2024 (Unvested / Unearned) as of 12/31/24	21,201,523	6,934,188
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/24	(2,389,054)	(407,853)
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2024 as of the Vesting Date	2,074,448	1,696,242
CAP Total	24,226,014	10,583,224
2023	Current PEO ($)	Non-PEO NEOs ($)
SCT Total Compensation	23,534,936	12,198,157
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	(20,001,084)	(9,825,797)
Add Fair Value of Awards Granted in 2023 (Unvested / Unearned) as of 12/31/23	20,931,590	10,203,134
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/23	(2,051,233)	(1,122,439)
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2023 as of the Vesting Date	(2,236,039)	(1,069,673)
CAP Total	20,178,170	10,383,382
2022	Current PEO ($)	Non-PEO NEOs ($)
SCT Total Compensation	20,865,106	13,210,724
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	(16,500,772)	(9,700,891)
Add Fair Value of Awards Granted in 2022 (Unvested / Unearned) as of 12/31/22	19,765,736	11,470,624
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/22	4,501,423	2,159,448
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2022 as of the Vesting Date	2,628,303	558,733
CAP Total	31,259,796	17,698,638
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2021	Current PEO ($)	Former PEO ($)	Non-PEO NEOs ($)
SCT Total Compensation	18,433,143	11,221,093	11,347,389
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	(14,375,350)	—	(8,575,523)
Add Fair Value of Awards Granted in 2021 (Unvested / Unearned) as of 12/31/21	24,998,702	—	14,389,137
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/21	22,167,623	22,084,683	10,877,212
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2021 as of the Vesting Date	4,228,632	3,305,627	1,050,626
CAP Total	55,452,750	36,611,403	29,088,841

(6)
The methodology used to determine the fair value of long-term incentive awards at each measurement date for purposes of the SEC pay versus performance disclosure rules is consistent with the methodology used to calculate the grant date fair value of these same awards for purposes of SCT Total Compensation. The inclusion of long-term incentive awards granted in prior years and the change in our stock price at each measurement date (and the resulting impact on the fair value calculation) is the most significant factor in the difference between the reported SCT Total Compensation and the determination of compensation amounts attributable in determining CAP for each reporting year under the SEC pay versus performance rules.

(7)
Reflects our cumulative TSR and the cumulative TSR of the S&P 500 Health Care Index for the year ended December 31, 2021, the two-years ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024 and the five years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends.

(8)
Performance shares granted as part of the Company’s annual long-term incentive plan, are selected to ensure a strong pay-for-performance alignment between the Company’s executive compensation program and drivers of shareholder value and account for 50% of the annual stock grant awarded to executive officers (except for Mr. Hemsley). The annual performance share awards are weighted equally between cumulative adjusted EPS and average return on equity for the three-year performance period. Cumulative adjusted EPS includes the adjusted EPS for each year of the three-year performance period. Refer to Appendix A for a description of how adjusted EPS is calculated from the Company’s financial statements and the section entitled “Long-Term Awards” in the “Compensation Discussion and Analysis” section of this proxy statement for additional information related to the adjusted EPS performance measure within our long-term performance share awards. The correlation and impact of operating income (a performance measure described in more detail in our discussion of our annual incentive plan in the “Compensation Discussion and Analysis” section above) on adjusted EPS is the reason we selected adjusted EPS for inclusion in our Pay Versus Performance table as opposed to the return on equity metric.

As reflected in the pay versus performance table above, net income and adjusted EPS steadily increased during the 2021 through 2023 timeframe and TSR also increased during each of the measurement periods included in the 2021 through 2023 timeframe. For the 2024 measurement period, adjusted EPS continued to increase year-over-year and the TSR measurement over the four years ending December 31, 2024, decreased slightly from the three-year measurement period ending December 31, 2023, although our 2024 measurement period TSR was still significantly above the Peer Group TSR. GAAP net income also decreased in 2024 because of significant one-time expenses including South American and cyberattack impacts. For the 2025 measurement period, net income, adjusted EPS and TSR all decreased year-over-year as compared to the 2024 measurement period. While a strong correlation between financial performance and any increases in the compensation amounts reported in the SCT existed in measurement periods prior to 2025, a similar correlation between financial performance in 2025 and compensation amounts reported is not as readily apparent. This is largely due to Mr. Hemsley’s 2025 stock option grant and the one-time December 2025 Performance Improvement Awards granted to certain NEOs (as described in the “Compensation Discussion and Analysis” section of this proxy statement.
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Most Important Performance Measures. The most important performance measures we use in setting pay-for-performance compensation for the most recently completed fiscal year are listed alphabetically in the table below. The way these measures determine the amounts of incentive compensation paid to NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.
Most Important Performance Measures
Adjusted Earnings Per Share (EPS)
Cash Flow from Operations
Employee Experience Index (EXI)
Operating Income
Net Promoter System (NPS)
Return on Equity
Revenue
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PROPOSAL 2: Advisory Approval of the Company’s Executive Compensation
The Board recognizes the significant interest of shareholders in executive compensation matters. As required by SEC rules, we are seeking shareholders’ views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:
“Resolved, the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures.”
The Compensation Discussion and Analysis, compensation tables and related narrative disclosures appear on pages 41-71 of this proxy statement.
As discussed in the Compensation Discussion and Analysis, the Board believes our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance and long-term shareholder interests. In deciding how to vote on this proposal, the Board asks you to consider the key points regarding our executive compensation program included in the Compensation Discussion and Analysis and in the “Executive Compensation Summary” section on pages 36-40 of this proxy statement.
Following our 2025 Say-on-Pay vote, we sought feedback from shareholders to better understand what motivated their votes and what actions we could take to address their concerns about our executive compensation program. As part of these efforts, independent members of our Board, including our Chairs of the Compensation Human Resources Committee and Audit and Finance Committee, participated with management in engagements with our largest shareholders representing more than a majority of our outstanding shares and carefully listened to their perspectives. We were pleased to hear strong shareholder support of the overall design of our executive compensation program. Where shareholders indicated perspectives seeking to further strengthen key elements of the executive compensation program and its practices, we listened and made enhancements to address some of these concerns. Key enhancements include adopting a policy to not grant front-loaded awards in the future absent extraordinary circumstances, adding a two-year holding requirement to Mr. Hemsley’s 2025 option award, increasing the CEO stock ownership requirement from eight times to ten times base salary and providing additional clarity regarding long-term stock award performance criteria. For more information on our engagement program and changes made in response to the 2025 Say-on-Pay vote, please see pages 36 under the heading “Compensation Committee Response to 2025 Say-on-Pay Vote.”
This advisory proposal, commonly referred to as a Say-on-Pay proposal, is not binding on the Board. Nonetheless, the Board and the Compensation and Human Resources Committee will review and consider it when evaluating our executive compensation program, as we do each year.
In addition to our annual advisory vote to approve the Company’s executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year where appropriate through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

The Board recommends you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

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Audit

Audit and Finance Committee Report
The Audit and Finance Committee (the Committee) of our Board is comprised of three non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board has determined all of the members of the Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. The Committee operates under a written charter the Board adopted, which is accessible in the corporate governance section of our website at https://www.unitedhealthgroup.com/investors/standards.html.
The Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Committee, overseeing the performance of the Company’s internal audit function and assisting the Board in its oversight of enterprise risk management, privacy, cybersecurity, data protection, artificial intelligence framework, ethics and compliance and litigation, investigations and other regulatory proceedings. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process for maintaining adequate internal control over financial reporting and, with the assistance of the Company’s internal auditors, for assessing the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte) has served as the Company’s independent registered public accounting firm since 2002. In addition, the Committee oversees the Company’s Compliance and Ethics program and management’s processes to identify sustainability-related investment criteria and to ensure the accuracy of key disclosures related to sustainability matters.
The Committee engages with the Company’s independent registered public accounting firm and the internal auditors regarding the overall scope and plans for their respective audits. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles (GAAP) in the United States of America and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and to oversee management’s processes to identify and quantify material risks facing the Company, including risks disclosed in the Company’s Annual Report on Form 10-K. The Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting and reporting.
The Committee has adopted a Policy for Approval of Independent Auditor Services (the Policy) outlining the scope of services the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Committee approves fee thresholds annually for each of these categories and services within these thresholds are deemed pre-approved.
Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP. The Committee has reviewed and discussed with management and Deloitte in separate sessions the Company’s consolidated financial statements for the years ended December 31, 2025, 2024 and 2023, management’s annual report on the Company’s internal control over financial reporting and Deloitte’s attestation. The Committee discussed with management and Deloitte the process used to support certifications by the Company’s CEO and CFO as required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the
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Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.
The Committee discussed with Deloitte matters required to be discussed by the applicable Public Company Accounting Oversight Board standards, including any critical audit matters and Rule 2-07 of Regulation S-X. Deloitte provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and the Committee discussed with Deloitte the accounting firm’s independence. In considering the independence of Deloitte, the Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2026, the Committee conducted a performance evaluation of Deloitte’s services.
Based upon the Committee’s review of the financial statements, its independent discussions with management and Deloitte and its review of the representation of management and the report of the independent registered public accounting firm and subject to the limitations of its role, the Committee recommended to the Board that the audited consolidated financial statements for the years ended December 31, 2025, 2024 and 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
Members of the Audit and Finance Committee
Timothy Flynn (Chair)
Charles Baker
Kristen Gil
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Disclosure of Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, represent fees billed by the Company’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting (collectively, Deloitte). The Audit and Finance Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2025 and 2024, by Deloitte, as reflected in the table below.
Fee Category	2025 ($)	2024 ($)
Audit Fees(1)	20,691,000	20,376,000
Audit-Related Fees(2)	9,890,000	9,510,000
Total Audit and Audit-Related Fees	30,581,000	29,886,000
Tax Fees(3)	4,244,000	3,497,000
Total	34,825,000	33,383,000

(1)
Audit fees for 2025 and 2024 include the audit of our consolidated financial statements and internal control over financial reporting, quarterly reviews, other statutory and legal entity audits and consultations on technical matters.

(2)
Audit Related Fees for 2025 and 2024 include service organization controls (SOC) reports, benefit plan audits, assurance services for one of our subsidiaries, certain AICPA agreed upon procedures and assurance services on sustainability reporting.

(3)
Tax Fees include tax compliance, planning and support services. In 2025 and 2024, approximately $124,000 and $204,000, respectively, of Tax Fees were related to advice and assistance on tax matters, approximately $4,120,000 and $3,245,000, respectively, of Tax Fees were for tax operating model design services and audit support. In 2024, approximately $48,000 of Tax Fees were related to tax compliance (review and preparation of corporate tax returns, review of the tax treatment for certain expenses and claims for refunds).

Audit and Finance Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit and Finance Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.
Audit and Non-Audit Services Approval Policy
The Audit and Finance Committee has adopted a Policy for Approval of Independent Auditor Services outlining the scope of services Deloitte may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services which may not be performed by Deloitte under any circumstances. Pursuant to these guidelines, the Audit and Finance Committee approves fee thresholds annually for each of these categories and services within these thresholds are deemed pre-approved. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit and Finance Committee meetings, provided such pre-approvals are presented to the Audit and Finance Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit and Finance Committee and the Policy is evaluated and updated periodically by the Audit and Finance Committee.
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PROPOSAL 3: Ratification of Independent Registered Public Accounting Firm
The Audit and Finance Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit and Finance Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a rotation of our independent registered public accounting firm. Further, as part of the Audit and Finance Committee’s assessment of Deloitte and in conjunction with the mandated rotation of the audit firm’s lead engagement partner, in October 2020, the Audit and Finance Committee interviewed candidates to become Deloitte’s new lead engagement partner and following those interviews, selected the individual who became the new lead engagement partner beginning in 2022.
Our Audit and Finance Committee conducts an evaluation of Deloitte on an annual basis. Based on its most recent evaluation of Deloitte, the members of the Audit and Finance Committee believe the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interest of the Company and its shareholders. Among the factors considered by the Audit and Finance Committee in reaching this recommendation were the following: the quality and efficiency of Deloitte’s historical and recent audit plans and performance; Deloitte’s capabilities and expertise in handling the breadth and complexity of the Company’s operations; external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte; the appropriateness of Deloitte’s fees for audit and non-audit services; Deloitte’s independence and objectivity; and the quality and candor of Deloitte’s communications with management and the Audit and Finance Committee.
The Board has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit and Finance Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit and Finance Committee periodically evaluates whether to rotate our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The Board recommends you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

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Annual Meeting

PROPOSAL 4: Adoption of a Policy to Require Any Board Chair to Be Independent
We have been informed that The Accountability Board intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company’s common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board has recommended a vote against this proposal for the reasons set forth following the proposal.
RESOLVED: Shareholders ask the Board to adopt a policy, and amend the bylaws accordingly, to require any Board Chair to be independent. The policy may provide that (i) if a Chair at any time ceases to be independent, he or she shall be replaced with an independent one; (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair; and (iii) the policy shall apply prospectively so as not to violate any legal obligation existing at its adoption.
SUPPORTING STATEMENT:
It’s an extremely precarious time for UnitedHealth, with sustained challenges in both performance and reputation — to put it mildly. From a cybersecurity lapse in 2024 that cost it billions of dollars, to federal criminal probes, to a stock plunge so low that a May 2025 Barron’s article called the company’s market value “a smoldering wreck,” UnitedHealth has been utterly steeped in problems.
Yet rather than improving its governance structure by enhancing Board accountability during this tumultuous time, UnitedHealth instead decreased the Board’s checks and balances by consolidating power.
Indeed, when CEO Andrew Witty resigned in 2025, rather than using the opportunity to reset, as that Barron’s article put it, “UnitedHealth’s board swiveled their chairs, appointing former CEO and current chairman Stephen Hemsley to take Witty’s place.”
The article called this “doubling down on the past,” noting that UnitedHealth brought back the very executive who set the strategy and created UnitedHealth’s current structure.
Now, a single person holds both roles — which is as far as it gets from the independent oversight shareholders so critically need.
Moreover, combining the Chair and CEO roles may have surprised shareholders, as UnitedHealth’s Corporate Governance Principles — issued just six months earlier — said they “should be separate as an aid in the Board’s oversight of management and to allow the Chief Executive Officer to focus primarily on management responsibilities.”
And UnitedHealth’s 2025 proxy statement — issued three weeks before Hemsley was given both roles — said CEO and Chair separation exemplified its “Strong Independent, Board Leadership Structure.” Like its previous ten proxy statements, it said this separation “allows for a division of responsibilities, sharing of ideas between individuals having different perspectives and to maintain appropriate checks and balances.”
Looking ahead, we believe the Chair and CEO roles should be reseparated, for the very reasons the Board touted that structure in the first place.
That said, separation alone clearly wasn’t enough. Remember, it was under a separate but non-independent Chair that UnitedHealth’s recent problems occurred. Even having an independent Lead Director was apparently insufficient. What shareholders now need is a policy that reseparates the roles by requiring Board Chair independence.
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This would restore trust and enhance accountability by ensuring the Chair is best positioned to represent shareholder interests free from conflicts and provide objective oversight of management. It would strengthen the Board’s ability to challenge assumptions, safeguard against excessive risk and ensure long-term strategy and governance aren’t compromised by an insider’s perspective. Thank you.
Board of Directors’ Recommendation
The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
We have engaged with the proponent in good faith, have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.
Our Board has a long-standing history of operating with leadership structures that maintain independence. For nearly 20 years we have had separate individuals as CEO and Chair, and the Board does not intend for the same individual to serve as both CEO and Chair indefinitely. However, extraordinary circumstances dictated a departure from our long-standing practice. The Board believes Mr. Hemsley, by virtue of his experience, skills, relationships and institutional knowledge, is by far best suited to serve in both roles at this unique moment and that having a Chair who is embedded in the leadership of the Company currently is in the best interests of the Company — it helps drive a unified strategic direction for the Company to address its current circumstances and drive long-term value.
A formal amendment to the Company’s Bylaws requiring separate individuals as CEO and Chair in all circumstances would unnecessarily limit the Board’s ability to respond to unusual circumstances and would undermine the Board’s ability to exercise its informed judgment in fulfilling its fiduciary responsibilities. Rather than imposing a rigid requirement, our Board believes it is in the best position to decide the Board’s optimal leadership structure at any given time, while ensuring strong independent oversight and acting in the best interests of the Company and its shareholders. Our Bylaws support this approach as they recognize our Board has deep knowledge of the Company’s strategic goals, the unique opportunities and challenges it faces, its operational and governance processes and the various capabilities of our directors and senior management. And, while we understand the proponent’s end goal, we are not aware of concrete proof — and the proponent offers none — that companies and shareholders universally benefit from having an independent chair policy requirement in place.
Our Bylaws already help ensure robust independent Board leadership. They require that if the Chair is not an independent director, the independent directors of the Board shall by majority vote appoint a Lead Independent Director. Our Principles of Governance provide the Lead Independent Director role with specific duties and responsibilities to ensure that the role serves as a robust counterbalance to a non-independent Chair of the Board. In his Chair role, Mr. Hemsley collaborates closely with F. William McNabb III our Lead Independent Director. Mr. McNabb’s experience as former CEO and Chair of Vanguard, his roles on other public and private company boards and his experience on our Board make him an ideal fit for Lead Independent Director. Mr. McNabb is also a recognized voice in corporate governance, having published on best practices in board leadership, which further enhances his ability to serve as a strong and informed independent voice. He has both a strong outside perspective and Company knowledge that is valuable to a company of our size and complexity.
Our Lead Independent Director’s duties and independent authority are outlined in our Principles of Governance and below.
Lead Independent Director role
Board Leadership and Meeting Oversight
•
Preside at all meetings of the Board at which the Chair is not present and at executive sessions of the Board’s Independent Directors

•
Meet individually with the Chair after each regularly scheduled Board meeting

•
Call meetings of the independent directors, as appropriate, and, if needed, the entire Board

•
Approve the agendas and meeting schedules for Board meetings with the Chair

•
Coordinate the preparation of agendas and materials for executive sessions of the Board’s independent directors

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Lead Independent Director role
Independent Director Coordination
•
Serve as the principal liaison between the independent directors and the Chair

•
Facilitate open dialogue among the independent directors during Board meetings, executive sessions, and outside of Board meetings

•
Communicate to the Chair any decisions, suggestions, views, or concerns of the independent directors in executive sessions or outside of Board meetings

•
Meet periodically with individual independent directors to discuss Board and Committee performance, effectiveness and composition

Governance and Board Effectiveness
•
Assist the Chair of the Governance Committee in reviewing and reporting on the results of Board and Committee performance self-evaluations

•
Interview, along with the Governance Committee Chair, all Board candidates and make recommendations to the Governance Committee

Board Operations and Committee Support
•
Serve, as needed, as an ex officio member of each Board Committee and assist Board Committee Chairs

•
Ensure the appropriateness (including quality and quantity) and timeliness of information provided to the Board

•
Where appropriate, support the Company in interactions with shareholders and regulators in consultation with the Chair

Together, Mr. Hemsley and Mr. McNabb provide strong Board leadership and serve the best interests of our shareholders.
In addition to our governing principles and Board leadership structure, our governance practices provide for Board independence, effective oversight and review of management and mitigation of any potential conflicts of interest. These practices, including the Board’s leadership structure, are reviewed annually as part of the Board’s established governance process.
•
Director independence. All of our directors are annually elected and are independent (other than the CEO).

•
Fully independent Board Committees. Our Board has five standing committees exercising oversight and these committees are composed of and led by entirely independent directors.

•
Annual board and committee evaluations. Our Board and its Committees conduct self-evaluations and act on the insights provided through that process.

•
Election of the Lead Independent Director by majority vote. Our Lead Independent Director is elected by a majority vote of independent directors.

•
Annual independent evaluation of CEO. All input from independent directors is considered when performing the annual performance review of the CEO.

•
Ongoing board refreshment. Board member skills and characteristics are analyzed periodically as part of our process to determine appropriate individuals for nomination as directors. Moreover, our Board has undergone substantial refreshment and has an active Board succession plan. Of our ten current directors, four independent directors have been appointed since 2020.

•
Executive sessions. Independent directors meet in executive session without members of management present at each regular quarterly board and committee meeting and when necessary during telephonic meetings.

•
Established corporate governance guidelines. More about our corporate governance structure can be found at www.unitedhealthgroup.com/investors/standards.html.

These practices demonstrate that we already implement effective independent leadership and oversight of the Company. Therefore, the proposal is unnecessary.
For these reasons, the Board recommends you vote AGAINST the proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.
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Questions and Answers About the Annual Meeting and Voting
1.
When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Monday, June 1, 2026, at 11:00 a.m., Eastern Time, at
http://www.virtualshareholdermeeting.com/UNH2026.
We have determined that the 2026 Annual Meeting will be held in virtual format only. At our Annual Meeting, shareholders will be able to participate in, vote and submit questions via the internet. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at
https://www.unitedhealthgroup.com/investors/annual-reports.html.
An archived copy of the Annual Meeting will be available on the Investors page of our website at
https://www.unitedhealthgroup.com/investors/shareholder-materials.html for 14 days following the Annual Meeting.
2.
What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:
•
election of nine directors named in this proxy statement;

•
an advisory vote to approve our executive compensation (a Say-on-Pay vote);

•
ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•
if properly presented, one shareholder proposal.

In addition to the business of the Annual Meeting, management of the Company will also give a business update. Management, our Lead Independent Director, chairs of each standing Board Committee and representatives of Deloitte will be available to respond to appropriate questions from shareholders.
3.
What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Christopher Zaetta and Kuai Leong to serve as proxies for the 2026 Annual Meeting of Shareholders. The Board will use the proxies at the 2026 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.
4.
What is a proxy statement?

The Company’s Board is soliciting proxies for use at the 2026 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.
5.
What is the difference between a shareholder of record and a shareholder who holds stock in street name?

Shareholders of Record. If your shares are registered in your name with our transfer agent, EQ Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials (Notice) or the proxy materials were sent directly to you by Broadridge Financial Solutions. A list of shareholders entitled to vote at the Annual Meeting will be available for viewing 10 days prior to the Annual Meeting during business hours at 1 Health Drive, Eden Prairie, Minnesota 55344, upon appointment. Such list will be open to the examination of any shareholder showing valid identification and proof of ownership for any purpose germane to the meeting. Please email ocs_lcra@uhg.com to make an appointment.
Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in street name. The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you
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have the right to direct your bank or broker on how to vote the shares held in your account or you may vote your shares electronically by participating in the Annual Meeting.
6.
How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares issued and outstanding and entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Your shares are counted as present if you participate in the virtual Annual Meeting and vote electronically or if you vote your proxy before the Annual Meeting over the internet or by telephone or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.
7.
How can I access the proxy materials for the Annual Meeting?

Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2025 at
https://www.unitedhealthgroup.com/investors/shareholder-materials.html. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 1 Health Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.
Shareholders of Record. If you vote at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to https://www.unitedhealthgroup.com/investors/shareholder-materials.html and following the enrollment instructions.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
8.
What do I need to participate in the Annual Meeting?

Shareholders as of the record date may participate in, vote and submit questions at our Annual Meeting by logging in at http://www.virtualshareholdermeeting.com/UNH2026. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Shareholders as of our record date who participate in our Annual Meeting at
http://www.virtualshareholdermeeting.com/UNH2026 will have an opportunity to submit written questions live via the internet during a designated portion of the Annual Meeting. In order to do so, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice.
Consistent with our past practice for in-person annual meetings, each shareholder will be limited to one question to allow us to respond to as many shareholder questions as possible during the question-and-answer portion of the meeting.
We will address substantially similar questions, or questions that relate to the same topic, in a single response. Questions must comply with the Meeting Guidelines and Procedures which will be available at
http://www.virtualshareholdermeeting.com/UNH2026. Questions that do not comply with the Meeting Guidelines and Procedures, are not directly related to the business of the Company and are not pertinent to the Annual Meeting
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matters will not be answered. We ask that all shareholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow up matters directly.
9.
What shares are included on the Notice, proxy card or voting instruction form?

If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:
•
in certificate form;

•
in book-entry form; and

•
in any Company benefit plan.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.
If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 27, 2026.
10.
What different methods can I use to vote?

By Written Proxy Card. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.
By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and to confirm their instructions have been properly recorded.
Electronically at the Annual Meeting. Shareholders who participate in the Annual Meeting should follow the instructions at http://www.virtualshareholdermeeting.com/UNH2026 to vote during the meeting.
The Notice is not a proxy card and cannot be used to vote your shares.
11.
What is the record date and what does it mean?

The record date for the Annual Meeting is April 2, 2026. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. On April 2, 2026, there were 908,213,180 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.
The record date was established by our Board as required by the Delaware General Corporation Law. Owners of record of common stock at the close of business on the record date are entitled to:
•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

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12.
If I submit a proxy, may I later revoke it and / or change my vote?

Generally, yes. Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

•
voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on May 31, 2026;

•
voting electronically at the Annual Meeting; or

•
notifying the Corporate Secretary in writing before the Annual Meeting.

Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
submitting new voting instructions in the manner provided by your bank or broker; or

•
voting electronically at the Annual Meeting.

13.
Are votes confidential? Who counts the votes?

Votes of all shareholders are held in confidence from directors, officers and employees except:
•
as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•
in the case of a contested proxy solicitation;

•
if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•
to allow the independent inspectors of the election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained CT Hagberg LLC to act as independent inspector of the election.
14.
How may I confirm my vote was counted?

We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 18, 2026 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
15.
What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, shareholders may:
•
vote in favor of a nominee;

•
vote against a nominee; or

•
abstain from voting with respect to a nominee.

A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Abstentions have no effect on the election of directors. Our Principles of Governance require our directors to tender an irrevocable offer to resign, which becomes effective if he or she fails to receive a majority of the votes cast for such director’s election at the annual meeting and our Board accepts his or her resignation. In the event a director receives a majority against vote and prior to any such action by the Board, the Governance Committee will consider the tendered resignation offer and recommend to the Board whether or not to accept it. Absent a compelling reason not to accept the resignation offer, as determined by the Board in its
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discretion, the Governance Committee will recommend and the Board will accept the resignation. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which is available on our website at
https://www.unitedhealthgroup.com/investors/standards.html.
16.
What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For each of the other proposals shareholders may:
•
vote for the proposal;

•
vote against the proposal; or

•
abstain from voting on the proposal.

17.
What vote is needed to approve each of the other proposals?

The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm and the shareholder proposal must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting in order to pass. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. For the advisory vote to approve our executive compensation, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the results of the advisory vote when considering future decisions related to such proposal.
18.
What is the Board’s recommendation with regard to each proposal?

The Board makes the following recommendation with regard to each proposal:
•
Recommends a vote FOR each of the director nominees named in this proxy statement.

•
Recommends a vote FOR advisory approval of the Company’s executive compensation.

•
Recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

•
Recommends a vote AGAINST the shareholder proposal requesting the adoption of a policy to require any Board Chair to be independent.

19.
What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:
•
FOR the election of all director nominees;

•
FOR the advisory approval of our executive compensation;

•
FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm; and

•
AGAINST the shareholder proposal requesting the adoption of a policy to require any Board Chair to be independent.

20.
Are my shares voted if I do not submit a proxy?

If you are a shareholder of record and do not submit a proxy, you must participate in the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters only. The ratification of Deloitte as our independent registered public accounting firm is considered a routine matter. The other matters being voted on at the Annual Meeting are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on non-routine matters are counted as broker non-votes.
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21.
How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors. Abstentions have the effect of an against vote on the advisory vote to approve our executive compensation, the ratification of the appointment of the Company’s independent registered public accounting firm and the shareholder proposal. Broker non-votes will have no effect on the vote for any matter at the meeting.
22.
Does the Company have a policy about directors’ attendance at the Annual Meeting of Shareholders?

The Company expects all directors to participate in the Annual Meeting, absent a compelling reason.
23.
What are the deadlines for submitting director nominees and other shareholder proposals for the 2027 Annual Meeting?

Shareholder Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access). To be considered for inclusion in our proxy statement for our 2027 Annual Meeting, director nominations submitted pursuant to Section 3.04 of our Bylaws must be received at our principal executive offices at UnitedHealth Group, 1 Health Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary, no earlier than November 21, 2026 and no later than December 21, 2026 and must be submitted in accordance with Section 3.04 of our Bylaws. If we do not receive the information required by our Bylaws by the deadline described above, the director nominee will be excluded from our proxy statement for our 2027 Annual Meeting.
Other Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials (SEC Rule 14a-8). To be considered for inclusion in our proxy statement for our 2027 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 21, 2026 and be submitted in accordance with SEC Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group, 1 Health Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2027 Annual Meeting.
Other Shareholder Proposals for Presentation at the 2026 Annual Meeting (Advance Notice Provision). A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2027 Annual Meeting pursuant to Section 3.04 of our Bylaws or SEC Rule 14a-8 and is sought to be presented at the 2027 Annual Meeting must comply with the “advance notice” deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 1, 2027 and no later than March 3, 2027. These shareholder proposals must be in writing and received within the “advance notice” deadlines described above at our principal executive offices at UnitedHealth Group, 1 Health Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws. If we do not receive a shareholder proposal and the required information by the “advance notice” deadlines described above, the proposal may be excluded from consideration at the 2027 Annual Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.
Shareholder Solicitation of Director Nominations. In addition to satisfying the foregoing advanced notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2027.
24.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Sodali & Co to assist with the solicitation of proxies for a base fee of $22,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
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25.
Where can I find more information about my voting rights as a shareholder?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.investor.gov/research-before-you-invest/research/shareholder-voting or at www.investor.gov.
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Householding Notice
We have adopted “householding” procedures allowing us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the household proxy materials are received by mail.
If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2025 Annual Report for the year ended December 31, 2025, please notify us at: UnitedHealth Group, 1 Health Drive, Eden Prairie, Minnesota 55344, Attn: Corporate Secretary, telephone (877) 536-3550. Upon written or oral request, we will promptly deliver to any shareholder that elects not to participate in householding a separate copy of the Notice of Internet Availability and, if a shareholder requests printed versions by mail, this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2025. You may opt-in or opt-out of householding at any time by contacting our transfer agent, EQ Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.
Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 7 of the “Questions and Answers About the Annual Meeting and Voting” section of this proxy statement.
We have been notified that some banks and brokers will household proxy materials. If your shares are held in street name by a bank or broker, you may request information about householding from your bank or broker.
Other Matters at Meeting
In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2026 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.
2026 Proxy Statement 87

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Other Information

Security Ownership of Certain Beneficial Owners and Management
The following table provides information about shareholders known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholders on Schedule 13G under the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(3)
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	91,802,960	10.11
BlackRock, Inc.(2) 50 Hudson Yards New York, New York 10001	72,595,811	7.99

(1)
This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on May 7, 2025. The Vanguard Group reported having shared voting power over 1,101,193 shares, sole dispositive power over 87,465,543 shares and shared dispositive power over 4,337,417 shares. On March 27, 2026, the Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions.

(2)
This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 6, 2024. BlackRock, Inc. reported having sole voting power over 66,008,588 shares and sole dispositive power over 72,595,811 shares.

(3)
Percent is based on 908,213,180 shares of our common stock issued, outstanding and entitled to vote as of April 2, 2026, the record date.

2026 Proxy Statement 88

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
The following table provides information about the beneficial ownership of our common stock as of April 2, 2026, by each director and nominee for director, each current named executive officer and by all of our current directors, executive officers and director nominees as a group. As of April 2, 2026, there were 908,213,180 shares of our common stock issued, outstanding and entitled to vote.
Name of Beneficial Owner or Identity of Group	Ownership of Common Stock	Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 2, 2026	Total(1)	Percent of Common Stock Outstanding (%)
Charles Baker	2,163(2)	—	2,163	*
Timothy Flynn	16,622(2)(3)	—	16,622	*
Paul Garcia	5,919(2)(4)	—	5,919	*
Kristen Gil	6,203(2)(5)	—	6,203	*
Scott Gottlieb, M.D.	446	—	446	*
Stephen Hemsley	1,335,742(2)(6)(7)	—	1,335,742	*
Michele Hooper	41,792(2)	—	41,792	*
F. William McNabb III	15,162(2)	—	15,162	*
Valerie Montgomery Rice, M.D.	7,615(2)	—	7,615	*
John Noseworthy, M.D.	7,369(2)	—	7,369	*
Patrick Conway, M.D.	18,605	58,192	76,797	*
Wayne DeVeydt	19,667	—	19,667	*
Timothy Noel	17,575	25,108	42,683	*
Christopher Zaetta	16,716	26,113	42,829	*
All current directors, executive officers and director nominees as a group (16 individuals)	1,537,355(8)	170,718	1,708,073	0.19

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and dispositive power with respect to the shares shown opposite such person’s or group’s name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 2, 2026, are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested DSUs which are considered owned under the Company’s stock ownership guidelines for directors: Charles Baker — 2,163; Timothy Flynn — 10,589; Paul Garcia — 2,272; Kristen Gil — 1,299; Scott Gottlieb, M.D. — 446; Stephen Hemsley — 7,976; Michele Hooper — 38,422; F. William McNabb III — 8,732; Valerie Montgomery Rice, M.D. — 7,215 and John Noseworthy, M.D. — 7,069.

(3)
Includes 6,033 shares held indirectly in a trust.

(4)
Includes 2,246 shares held indirectly in trusts.

(5)
Includes 3,800 shares held indirectly in a trust.

(6)
Includes 280,500 shares held indirectly in charitable foundations and 692,255 shares held indirectly in trusts.

(7)
Includes 358.2663 shares held in trust pursuant to our 401(k) plan. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over their shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(8)
Includes the indirect holdings included in footnotes 3, 4, 5, 6 and 7.

2026 Proxy Statement 89

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Certain Relationships and Transactions
Approval or Ratification of Related-Person Transactions
SEC rules require the disclosure of transactions in which the Company was or is to be a participant since the beginning of the Company’s last fiscal year and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Accordingly, the Board has adopted a written Related-Person Transactions Approval Policy, which is administered by the Governance Committee. A copy of the policy is available on our website at https://www.unitedhealthgroup.com/investors/standards.html. Under the policy, related-person transactions are prohibited unless approved or ratified by the Governance Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) exceeding $120,000 in which a director, executive officer or 5% shareholder (or their immediate family member) and the Company or its subsidiaries participate.
Related-person transactions under the policy do not include:
•
Indemnification and advancement of expenses made pursuant to the Company’s Certificate of Incorporation or Bylaws or pursuant to any agreement or instrument.

•
Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

•
Any transactions with another corporation or organization with respect to which a related person’s only relationship is as a director or trustee.

•
Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Under the policy, the Company identifies potential related-person transactions through annual director and officer questionnaires and internal review processes (including searching Company databases). The Company maintains a list of related persons and has controls in place for the Company’s internal audit function to review the related-person transaction process.
In addition, the directors and executive officers are required to provide notice to the Company of any potential new related-person transaction. The Company will analyze whether any potential transaction or relationship constitutes a related-person transaction requiring compliance with the policy. Upon identification of any related-person transaction, the Company will submit the transaction to the Governance Committee for approval or ratification. The presentation to the Governance Committee includes a description of the participants, the terms of the transaction, and where relevant, the business purpose of the transaction and the benefits to the Company and to the relevant director, executive officer or 5% shareholder.
In determining whether to approve a related-person transaction, the Governance Committee will consider, among other things:
•
whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as those that would apply if the other party was not or did not have an affiliation with a director or executive officer;

•
the business reasons for the transaction;

•
whether the transaction could impair the independence of a director under the Company’s Standards for Director Independence; and

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

Any member of the Governance Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the related-person transaction. Any related-person transaction that is not approved or ratified, will be voided, terminated or amended or other actions will be taken in each case as determined by the Governance Committee so as to avoid or otherwise address any resulting conflict of interest.
2026 Proxy Statement 90

Board of Directors	Corporate Governance	Executive Compensation	Audit	Annual Meeting	Other Information
Related-Person Transactions
Employment of Family Members of Directors and Executive Officers
During 2025, (i) family members of Timothy Flynn, Erin McSweeney and Christopher Zaetta were each employed by the Company in non-executive roles; and (ii) a family member of Ms. McSweeney was employed by RVO Health, a joint venture in which the Company owns a 50% interest.
The compensation paid to each of these employees is consistent with the Company’s or RVO Health’s overall compensation principles and represents market-level compensation based on the employees’ years of experience, performance and positions within the applicable company. The Company sources compensation benchmarking data and other external sources to inform the compensation offered to the employees (including benefits and incentive opportunities) and ensures alignment of the Company's pay practices to general market and industry practices. No special terms or conditions were used in the compensation arrangement provided.
The Governance Committee reviewed and approved these transactions. As part of their determination to approve such transactions, the Governance Committee and the Board considered details such as the relationship of the employee to the director or executive officer, the employee’s role and total compensation paid to each employee in 2025. In the case of Mr. Flynn’s family member, the Board, upon the recommendation of the Governance Committee, determined that Mr. Flynn’s independence was not impacted by this related-person transaction based on the information provided.
Transactions with 5% Shareholders
BlackRock beneficially owned approximately 7.99% of our common stock as of April 2, 2026. The Company paid BlackRock $7.8 million for investment management fees and $454,533 for medical/pharmacy rebates in 2025. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company $3.1 million for administrative services, $216,453 in premium payments and $135,344 for the employee assistance program in 2025.
The Vanguard Group beneficially owned approximately 10.11% of our common stock as of April 2, 2026. The Company and its employees paid Vanguard approximately $8.1 million for benefits program management fees in 2025.
Additional Related-Person Transactions
Beginning in March 2026, the Company is leasing property owned by the Company to Wayne DeVeydt on a month-to-month basis at a rate of $25,000 per month. This amount represents the fair market value of the rent as determined by an independent broker. The lease agreement is based upon a standard template for real estate transactions and the contractual terms include customary, arms-length standards for real estate transactions. The Governance Committee reviewed and approved the lease arrangement pursuant to our Related-Person Transactions Approval Policy.
2026 Proxy Statement 91

Appendix A — Reconciliation of Non-GAAP Financial Measure
UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
Use of Non-GAAP Financial Measures
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, financial measures prepared in accordance with GAAP. Adjustments made to adjusted earnings per share are as follows:
Intangible Amortization: As amortization fluctuates based on the size and timing of the company’s acquisition activity, management believes this exclusion provides a more useful comparison of the company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
Direct Response Costs — Cyberattack: Management believes the exclusion of costs incurred to investigate and remediate the attack, other direct and incremental costs incurred as a result of the cyberattack and incremental costs for accommodations to support care providers presents a more useful comparison of the Company’s underlying business performance and trends from period to period. In the fourth quarter of 2025, the Company increased its reserves for net collection expectations associated with provider loans and other customer balances.
Net Portfolio Divestitures and South American Impacts: Net portfolio divestitures and South American impacts includes actions taken by management in the fourth quarter of 2025 as a result of a strategic review of our assets and businesses to operationally advance and scale our core businesses and initiatives, including our value-based care business at Optum Health. These actions primarily include losses on business exits and dispositions, including our remaining South American operations and other businesses held for sale and a gain on the deconsolidation of a business. Portfolio divestitures are not representative of the Company’s underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period.
For the three months and year ended December 31, 2024, net portfolio divestitures and South American impacts includes the amounts previously reported as South American impacts. Adjusted net earnings per share and adjusted net margin exclude the loss on the sale of our Brazilian operations completed on February 6, 2024, the loss on our remaining South American operations classified as held for sale and certain other non-recurring matters impacting our South American operations. Adjusted earnings from operations, adjusted operating margin, adjusted revenues and adjusted operating cost ratio exclude the effects of certain non-recurring matters impacting our South American operations. These matters are not representative of the Company’s underlying business performance and therefore management believes the exclusion presents a more useful comparison of the Company’s underlying business performance and trends from period to period.
Restructuring and Other: Restructuring and other includes real estate rationalization and workforce reductions ($746 million), the establishment of a loss contract reserve related to third party contractual relationships within the Optum portfolio that are structurally unprofitable and that we could not exit for 2026 ($623 million), contract reassessments ($573 million), net valuation losses on equity securities ($329 million) and the advance funding of the United Health Foundation ($250 million). As the restructuring initiative is broader in scope and scale than on-going cost management activities and as the other items are not representative of the Company’s underlying business, management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period.
2026 Proxy Statement 92

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE
	Year Ended December 31, 2025 ($)	Year Ended December 31, 2024 ($)
GAAP net earnings attributable to UnitedHealth Group common shareholders	12,056	14,405
Intangible amortization	1,613	1,665
Direct response costs – cyberattack	799	2,223
Net portfolio divestitures and South American impacts(1)	(442)	8,459
Restructuring and other(2)	2,521	—
Tax effect of adjustments	(1,650)	(1,053)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	14,897	25,699
GAAP diluted earnings per share	13.23	15.51
Intangible amortization per share	1.77	1.79
Direct response costs – cyberattack per share	0.88	2.39
Net portfolio divestitures and South American impacts per share(1)	(0.49)	9.11
Restructuring and other per share(2)	2.77	—
Tax effect of adjustments per share	(1.81)	(1.14)
Adjusted diluted earnings per share	16.35	27.66

(1)
Net portfolio divestitures and South American impacts for the three months and year ended December 31, 2025 include net gains on dispositions and businesses held for sale and $126 million of South American impacts. Net disposition gains for the three months ended December 31, 2024 were $2.5 billion, with $1.1 billion, $0.6 billion and $0.8 billion related to UnitedHealthcare, Optum Health and Optum Insight, respectively and had tax impacts of $347 million. Net disposition gains for the year ended December 31, 2024 were $3.3 billion, with $1.1 billion, $1.4 billion and $0.8 billion at UnitedHealthcare, Optum Health and Optum Insight, respectively and had tax impacts of $395 million. For the nine months ended September 30, 2025, net disposition gains were not significant. Adjusted amounts for the current year exclude significant gains and losses on dispositions and businesses held for sale, in the aggregate and significant amounts will be excluded in future periods.

(2)
Other actions for the three months and year ended December 31, 2025 include net valuation losses on equity securities. Net valuation gains on equity securities for the three months and year ended December 31, 2024 were $401 million and $589 million, with tax effects of $117 million and $171 million, respectively. For the nine months ended September 30, 2025 net valuation gains were not significant. Adjusted amounts for the current year exclude significant valuation gains and losses on equity securities, in the aggregate and significant amounts will be excluded in future periods.

2026 Proxy Statement 93

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV90048-P46462For Against Abstain For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !The Board of Directors recommends you vote AGAINST Proposal 4.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Advisory approval of the Company’s executive compensation.3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2026.4. If properly presented at the 2026 Annual Meeting of Shareholders, the shareholder proposal requesting the adoption of a policy to require any Board Chair to be independent.Please indicate if you plan to participate in this meeting.The Board of Directors recommends you vote FOR each of the nominees for director in Proposal 1, FOR Proposal 2 and FOR Proposal 3.UNITEDHEALTH GROUP INCORPORATED1. Election of Directors. Nominees:1a. Charles Baker1b. Timothy Flynn1c. Paul Garcia1d. Kristen Gil1e. Scott Gottlieb, M.D.1f. Stephen Hemsley1g. F. William McNabb III1h. Valerie Montgomery Rice, M.D.1i. John Noseworthy, M.D. ! !Yes NoSCAN TO UNITEDHEALTH GROUP INCORPORATED VIEW MATERIALS & VOTE w1 HEALTH DRIVEEDEN PRAIRIE, MN 55344VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2026, or May 27, 2026 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/UNH2026You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2026, or May 27, 2026 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 31, 2026.VOTE CONFIRMATIONYou may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 1, 2026 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow XXXX XXXX XXXX XXXX . Vote Confirmation is available 24 hours after your vote is received beginning May 18, 2026, with the final vote tabulation remaining available through August 1, 2026.

V90049-P46462Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com or www.unitedhealthgroup.com/investors/annual-reports.htmlInstructions on how to participate in the Annual Meeting are available at www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.htmlYou may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy.UnitedHealth Group will be hosting the 2026 Annual Meeting (the "Annual Meeting") live via the Internet this year. To participate in the Annual Meeting live, please visit www.virtualshareholdermeeting.com/UNH2026 and have the information printed in the box marked by the arrow XXXX XXXX XXXX XXXX on the following page available to access the Annual Meeting.2026 Annual Meeting of Shareholders Monday, June 1, 202611:00 a.m. Eastern TimeMeeting Live Via The Internetwww.virtualshareholdermeeting.com/UNH2026By signing the proxy, you revoke all prior proxies and appoint each of Christopher R. Zaetta and Kuai H. Leong each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2026 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4 and in the discretion of the named proxies on all other matters that may properly come before the meeting.If you are a current or former employee of UnitedHealth Group and own shares of common stock through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern Time on May 27, 2026, the plan shares credited to this 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.UNITEDHEALTH GROUP INCORPORATEDAnnual Meeting of ShareholdersJune 1, 2026 11:00 a.m. Eastern TimeThis proxy is solicited by the Board of DirectorsContinued and to be signed on reverse side